AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                     CAPITAL PREFERRED YIELD FUND - IV, L.P.


           This Amended and Restated Agreement of Limited Partnership of Capital Preferred Yield Fund - IV, L.P. (the "Partnership") is made as of June 6, 1996 by and among CAI Equipment Leasing V Corp., a Colorado corporation (the "General Partner"), as the General Partner, Capital Associates International, Inc., a Colorado corporation (the "Class B Limited Partner"), as the Class B Limited Partner, John F. Olmstead (the "Original Limited Partner"), as the original Limited Partner, and those Persons admitted to the Partnership from time to time as Class A Limited Partners (the "Class A Limited Partners").


                                    Recitals
                                    --------

     A. The General Partner executed a Certificate of Limited Partnership, dated as of December 15, 1995, establishing the Partnership pursuant to the Delaware Act (as defined below) and the General Partner and the Original Limited Partner entered into an Agreement of Limited Partnership, dated as of December 18, 1995, setting forth certain of the terms and conditions of their agreements and understandings regarding the Partnership.

     B. The parties hereto desire to enter into this Amended and Restated Agreement of Limited Partnership to provide for the: (i) continuation of the Partnership; (ii) admission of Class A Limited Partners and the Class B Limited Partner; (iii) withdrawal of John F. Olmstead as the Original Limited Partner; and (iv) terms and conditions for the operation of the Partnership.


                                    Agreement
                                    ---------

           In consideration of the premises and mutual covenants and agreements set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

           Defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified below. Certain additional defined terms are set forth elsewhere in this Agreement. Unless the context requires otherwise, the singularincludes the plural and the masculine gender includes the feminine and neuter, and vice versa, and "Article" and "Section" references are references to the Articles and Sections of this Agreement.

           "Accountants" means KPMG Peat Marwick LLP, or such other nationally recognized firm of independent public accountants as may be engaged from time to time by the General Partner on behalf of the Partnership.

           "Acquisition Expenses" means expenses including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses and miscellaneous expenses relating to selection and acquisition of Equipment for the Partnership, whether or not acquired.

           "Acquisition Fees" means the total of all fees and commissions paid by any party in connection with the initial purchase or manufacture of Equipment acquired by the Partnership, including without limitation the Origination Fee and the Evaluation Fee, any commission, selection fee, construction supervision fee, financing fee, non-recurring management fee or any fee of a similar nature, however designated.

           "Adjusted Capital Account Deficit" means, with respect to any Capital Account as of the end of any Year, the amount by which the balance in such Capital Account is less than zero, after giving effect through the end of such Year to all of the capital account adjustments required under Treas. Reg. ss.ss.1.704-1(b), 1.704-2 and 1.752-1 through -5.

           "Adjusted Capital Contribution" means, as of the date of determination, a Partner's Capital Contribution, reduced to not less than zero by: (i) any return of Capital Contributions pursuant to Section 3.8; and (ii) cash distributions from Cash From Operations and Cash From Sales received by the Partnership during the period subsequent to the Termination Date and actually paid to Partners after the Termination Date in excess of the Preferred Return. A Partner's Adjusted Capital Contribution for the purpose of computing Payout shall not be reduced by any cash distributions made between the Closing Date and the Termination Date.

           "Affiliate"  means,  when used with reference to a specified  Person:
(i) any Person that directly or indirectly controls, is controlled by or is under common control with the specified Person; (ii) any Person that is an officer, director or trustee of or partner in, or serves in a similar capacity with respect to, the specified Person or with respect to which the specified Person serves in a similar capacity; and (iii) any Person that directly or indirectly is the beneficial owner of or controls 10.0% or more of any class of equity securities of, or otherwise has a substantial beneficial interest in, the specified Person or of which the specified Person is directly or indirectly the owner of or controls 10.0% or more of any class of equity securities or in which the specified Person otherwise has a substantial beneficial interest.

           "Agreement" means this Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

           "Assign" or "Assignment" means, with respect to any Partnership Interest or any part thereof, to offer, sell, assign, transfer, give or otherwise dispose of, whether voluntarily or by operation of law, except that, in the case of a bona fide pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised his right of foreclosure with respect thereto.

           "Assignee" means a Person to whom an interest in any Partnership Interest has been Assigned in a manner permitted under this Agreement.

           "Bankruptcy" or "Bankrupt" as to any Person means the: (i) filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or like provision of law (except if such petition is contested by such Person and has been finally dismissed within 120 days); (ii) insolvency of such Person as finally determined by a court proceeding; (iii) filing by such Person of a petition or application for a determination of insolvency or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; or (iv) commencement of any proceedings relating to such Person under any other reorganization, arrangement, insolvency, adjustment-of-debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein or such proceeding is contested by such Person and has not been finally dismissed within 120 days.

           "Basis" means, with respect to an item of property, the adjusted tax basis of such property for federal income tax purposes.

           "Book Value" means, with respect to any Partnership property, the Partnership's adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treas. Reg. ss.1.704-1(b)(2)(iv)(d)-(g).

           "CAI" means Capital Associates, Inc., the parent corporation of the General Partner and the Class B Limited Partner.

           "Capital Account" means the capital account maintained for each Partner pursuant to Section 3.6.

           "Capital Contribution" means the amount of investment in the Partnership whether in cash, cash equivalents or other property that a Partner contributes to the Partnership, minus any amounts returned pursuant to Section
3.8. In the case of Units, the term "Capital Contribution" shall always mean $100.00 per Unit, minus any amounts returned pursuant to Section 3.8.

           "Cash From Operations" means the cash funds provided from the Partnership's operations, without deduction for depreciation, but after deducting cash funds used to pay all other expenses, debt payments, amounts placed in Reserves (net of any amounts released from Reserves because the need for such Reserves has ceased), capital improvements, replacements and liabilities (other than cash funds withdrawn from Reserves), including without limitation all fees, reimbursements and other expenses paid to the General Partner, its Affiliates or any other Person. "Cash From Operations" does not include Cash From Sales.

           "Cash From Sales" means the cash received by the Partnership as a result of a Sale or refinancing, reduced by: (i) all debts and liabilities of the Partnership required to be paid as a result of the Sale, whether or not then payable (including any liabilities on an item of Equipment sold that are not assumed by the buyer and any remarketing fees required to be paid to Persons who are not Affiliates of the General Partner) and (ii) any amounts set aside as Reserves to the extent deemed reasonable by the General Partner. If the Partnership takes back a promissory note or other evidence of indebtedness in connection with any Sale, the amount of such obligations shall not be included in Cash From Sales and all payments subsequently received in cash by the Partnership with respect to such note or other evidence of indebtedness shall be included in Cash From Sales only upon receipt, irrespective of the treatment of such payments by the Partnership for tax or accounting purposes. If the Partnership has the right to retain insurance proceeds in connection with the damage or loss of Equipment, such proceeds shall be treated as Cash From Sales.

           "Certificate" means the certificate of limited partnership for the Partnership, as amended, restated or otherwise modified from time to time.

           "Class A Limited Partners" means those Limited Partners designated as Class A Limited Partners from time to time on the books and records of the Partnership (in their capacities as Limited Partners).

           "Class B Interest" means the Partnership Interest received by the Class B Limited Partner in exchange for its Capital Contribution.

           "Class B Limited Partner(s)" means initially Capital Associates International, Inc. and any successor Class B Limited Partner(s) designated as such on the books and records of the Partnership.

           "Class B Majority" means Class B Limited Partners who (in their capacities as Class B Limited Partners), at any time, have aggregate Adjusted Capital Contributions representing more than 50.0% of the total aggregate Adjusted Capital Contributions of all Class B Limited Partners (in their capacities as Class B Limited Partners) at such time.

           "Class B Subordinated Distributions" means cash distributions payable to the Class B Limited Partner(s) out of Distributable Cash in an annualized, subordinated amount equal to 10.5% of the Class B Limited Partner's Capital Contributions.

           "Closing" means the sale of Units in an amount equal to at least the Minimum Offering and the delivery of subscribed funds held in escrow by the Escrow Agent to the Partnership.

           "Closing Date" means the date of the Closing.

           "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, and any successor law.

           "Commission" means the Securities and Exchange Commission.

           "Consent" means, as the context may require, the: (i) consent given by a vote at a meeting called and held in accordance with the provisions of
Section 11.1; (ii) prior written consent of a Person to do the act or thing for which the consent is solicited; or (iii) act of granting such consent.

           "Controlling Person" means any person, regardless of title, who: (i) performs executive or senior management functions for the General Partner or its Affiliates similar to those of executive management or senior management; (ii) is a director of the General Partner or its Affiliates; (iii) holds a 5.0% or more equity interest in the General Partner or its Affiliates; or (iv) has the power to direct or cause the direction of a General Partner or Affiliates through ownership of voting securities, by contract or otherwise.

           "Cost" means the reasonable, necessary and actual expenses incurred by the General Partner or its Affiliates, as determined in accordance with generally accepted accounting principles, in holding title to Equipment on a temporary or interim basis.

           "Dealer-Manager" means CAI Securities Corporation, a California corporation, and any successor entity.

           "Dealer-Manager Agreement" means the Dealer-Manager Agreement among the Partnership, the General Partner and the Dealer-Manager.

           "Dealer-Manager Fee" means the fee payable to the Dealer- Manager by the Partnership pursuant to Section 5.4(a)(i)(B).

           "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. ss.17-101, et seq., as amended and in effect from time to time, and any successor to such Act.

           "Depreciation," for any Year or other period, shall mean the depreciation, amortization or other cost recovery deduction allowable with respect to an item of property for such Year or other period as determined for federal income tax purposes; provided, however, that, if the Value of such item of property differs from its Basis at the beginning of such Year or other period, Depreciation shall be determined as provided in Treas. Reg. ss.1.704-1(b)(2)(iv)(g)(3).

           "Disability" means that an individual is unable to perform his or her duties as an employee at a then existing job by reason of illness, injury or incapacity for one hundred and twenty (120) consecutive days, or such individual's employer or disability insurer has determined that such individual is disabled for the purposes of applicable disability insurance, if any.

           "Distributable Cash" means Cash From Operations and Cash From Sales available to the Partnership during the Period for which distributions to Partners by the Partnership are to be made.

           "Due Diligence Reimbursement" means the bona fide due diligence fees and expenses payable by the Partnership to Selling Dealers, in an amount equal to the lesser of: (i) 0.5% of Gross Offering Proceeds; and (ii) the maximum amount allowable under the NASD Rules of Fair Practice.

           "Equipment" means any new, used or reconditioned equipment and related tangible property acquired by the Partnership and any equity interest of the Partnership therein, whether directly or indirectly through a nominee, joint venture or otherwise.

           "Equipment Purchase Price" means the price paid upon the purchase or Sale of a particular item of Equipment, including the amount of Acquisition Fees and all liens and mortgages on the Equipment, but excluding points and prepaid interest.

           "Equipment Sale Commission" means the brokerage fee paid for services rendered in connection with the purchase or sale of Equipment which is reasonable, customary and competitive in light of the size, type and location of the Equipment.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

           "Escrow Agent" means Bank One, Colorado, N.A., a Colorado banking association (or another banking institution named by the General Partner in the event Bank One is unable to serve as Escrow Agent).

           "Evaluation Fee" means the fee paid by the Partnership to the General Partner pursuant to Section 5.4(a)(iii)(B).

           "Fees" means all amounts payable by the Partnership to the General Partner or its Affiliates in connection with the operations of the Partnership, including the Evaluation Fee, the Origination Fee, O&O Expenses Reimbursement, Sales Commissions and Management Fee.

           "First Basic Rent Date" means, with respect to any Lease, the date upon which the first periodic rent payment is due, following installation of all of the Equipment under the Lease.

           "First Cash Distributions" means cash distributions, payable to the Class A Limited Partners out of Distributable Cash in an annualized, cumulative preferred amount equal to 10.5% (based upon a year of 360 days with twelve months of 30 days each), of the Class A Limited Partners' Capital Contributions, provided, however, that the General Partner, in its sole discretion, may increase such percentage from time to time, but not decrease it below 10.5%.

           "Front-End Fees" means the fees and expenses paid by any party for any services rendered during the Partnership's organizational or acquisition phases, including without limitation Leasing Fees, Acquisition Expenses, Acquisition Fees and Organizational and Offering Expenses, including Sales Commissions, Dealer-Manager Fees, O&O Expenses Reimbursement, Due Diligence Reimbursement and any other similar fees, however designated (including fees paid with respect to Equipment purchased with Reinvested Proceeds). Front-End Fees shall not include any Acquisition Fees or Acquisition Expenses paid by a manufacturer or vendor of Equipment to any of its employees or contractors unless such Persons are Affiliates of the Sponsor.

           "Full Payout Lease" means a Lease under which the non-cancelable rental payments due during the initial term of the Lease are sufficient to permit the Partnership to recover the Equipment Purchase Price of the Equipment leased thereby.

           "General Partner" means CAI Equipment Leasing V Corp. and any additional or successor general partner admitted to the Partnership pursuant to Article Six.

           "Gross Offering Proceeds" means the aggregate Capital Contributions of all Class A Limited Partners admitted to the Partnership.

           "Gross Rentals" means the gross dollar amount received by the Partnership as rental payments for the use of any Equipment subject to a Lease.

           "Health Emergency" means a situation in which a Class A Limited Partner or his or her spouse or child dies, or is confined to a hospital for a period of 90 or more consecutive days, or to a nursing home or other long-term care facility for a period of 30 or more consecutive days or suffers a Disability.

           "Initial Lease" means the first Lease to which an item of Equipment is subject immediately following the acquisition of such Equipment by the Partnership, including Equipment purchased with Net Offering Proceeds as well as Reinvested Proceeds. The term "Initial Lease" includes the Lease to which an item of Equipment is subject on the date the Partnership acquires such item of Equipment.

           "Investment in Equipment" means the amount of Gross Offering Proceeds actually paid or allocated to the purchase, manufacture or renovation of Equipment acquired by the Partnership, including the purchase of Equipment, Reserves allocable thereto (except that Reserves in excess of 3.0% shall not be included) and other cash payments such as interest and taxes but excluding Front-End Fees.

           "IRA" means an Individual Retirement Account.

           "IRS" means the Internal Revenue Service.

           "Lease" means a Full Payout Lease or an Operating Lease, and includes all Initial Leases and Subsequent Leases, as well as an executed binding lease agreement pursuant to which either the Partnership or the General Partner or any of its Affiliates is the lessor, regardless of whether the lease term has commenced as of the subject date or is to commence in the future, which agreement is assignable by the General Partner or such Affiliate to the Partnership, provided, however, that such agreement shall be held by the General Partner or Affiliate on a temporary or interim basis, generally not longer than six months after the acquisition of the Equipment subject to the agreement by the General Partner or Affiliate.

           "Leasing Fee" means the total of all fees and commissions paid by any party in connection with the initial lease of Equipment acquired by the Partnership.

           "Lessee" means the lessee under a Lease.

           "Limited Partner" means any Class A Limited Partner or the Class B Limited Partner.

          "Liquidation Period" means the period beginning on the first day after the end of the Reinvestment Period, and ending on the date on which the Partnership is finally liquidated.

           "Liquidation   Proceeds"  means  all  cash  (from  whatever   source)
available for distribution to the Partners upon liquidation of the Partnership.

           "Majority Interest" means the holders of more than 50.0% of the aggregate outstanding Units; provided, however, that, in the case of any matter to be voted on in which the General Partner or its Affiliates has an interest, the Units held by the General Partner and its Affiliates shall not be treated as outstanding for this purpose.

           "Management of Equipment" means providing the personnel and services necessary to the leasing activities of the Partnership, including but not limited to, leasing and re-leasing of Partnership Equipment, arranging for necessary maintenance and repair of the Equipment, collecting revenues, paying operating expenses, determining that the Equipment is used in accordance with all operative contractual arrangements and providing clerical and bookkeeping services necessary to the operation of the Partnership Equipment pursuant to
Section 5.2.

           "Management Fee" means the fee payable to the General Partner pursuant to Section 5.4(a)(iv).

           "Maximum   Offering"   means  the  sale  of  500,000   Units  by  the
Partnership.

           "Minimum Offering" means the sale of 12,000 Units by the Partnership.

           "NASAA Guidelines" means the Statement of Policy Regarding Equipment Programs adopted on November 20, 1986, effective January 1, 1987, as amended on April 22, 1988 and October 24, 1991, by the North American Securities Administrators Association, Inc.

           "Net Capital Contributions" means the Capital Contributions of the Class A Limited Partners, reduced by the Sales Commissions, Dealer-Manager Fee and O&O Expenses Reimbursement allocated to the Limited Partners under Section 4.3(f) (excluding any of these items that are amortizable under Code Section
709).

           "Net Disposition Proceeds" means the proceeds realized by the Partnership from sale, refinancing or other disposition of Partnership equipment, including insurance proceeds or lessee indemnity payments arising from the loss or destruction of the Equipment, less all Partnership liabilities.

           "Net Offering Proceeds" means the Gross Offering Proceeds minus Sales Commissions, Dealer-Manager Fee, O&O Expenses Reimbursement and initial Reserves in the amount of 1.0% of Gross Offering Proceeds.

           "Net Worth" means the excess of total assets over total liabilities as determined by generally accepted accounting principles, except that if any of such assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets. The amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.

           "Nonrecourse Deductions" means losses, deductions or Code ss.705(a)(2)(B) attributable to "Nonrecourse Liabilities" (as defined in Treas. Reg. ss.1.752-1(a)(2)) of the Partnership. The amount of Nonrecourse Deductions shall be determined pursuant to Treas. Reg. ss.1.704-2(c).

           "Notice" means a writing containing the information required by this Agreement to be communicated to any Person, personally delivered to such Person, sent by courier service and receipted for or sent by registered or certified mail, postage prepaid, to such Person at the last known address of such Person.

           "170.0% Recovery" means the time at which the cumulative amount of Distributable Cash distributed to the Limited Partners (as a class) (taking into account all prior and concurrent distributions of Distributable Cash to the Limited Partners (as a class) under Section 4.1(a)(i) and (ii)) equals 170.0% of the Capital Contributions of the Limited Partners (as a class).

           "O&O Expenses Reimbursement" means a non-accountable payment by the Partnership to the General Partner pursuant to Section 5.4(a)(ii).

           "Offering"   means  the  offering  of  Units   contemplated  by  this
Agreement.

           "Operating Lease" means a Lease under which the non-cancelable rental payments due during the initial term of the Lease are not sufficient to permit the Partnership to recover the Equipment Purchase Price of the Equipment leased thereby.

           "Opinion of Counsel" means a written opinion of counsel (who may be regular counsel to the Partnership) acceptable to the General Partner.

           "Organizational and Offering Expenses" means expenses incurred in connection with preparing the Partnership for registration and subsequently offering and distributing it to the public, including sales commissions paid to broker-dealers in connection with the distribution of Units and all advertising expenses except advertising expenses related to the leasing of the Partnership's Equipment.

           "Origination Fee" means the fee paid by the Partnership to the General Partner pursuant to Section 5.4(a)(iii)(A).

           "Partner" means a General Partner or a Limited Partner.

           "Partner Nonrecourse Deductions" means losses, deductions or Code ss.705(a)(2)(B) expenditures attributable to Partner Nonrecourse Debt (as defined in Treas. Reg. ss.1.704-2(b)(4)). The amount of Partner Nonrecourse Deductions shall be determined pursuant to Treas. Reg. ss.1.704-2(i)(2).

           "Partnership Interest" means the interest of a Partner in the Partnership, whether held by such Partner or an immediate or subsequent Assignee thereof, including without limitation such Partner's right to: (i) receive a distributive share of the Profits or Losses and distributions of cash and/or other Partnership property; (ii) receive a distributive share of the Partnership's assets; and (iii) if a General Partner, participate in the management of the business and affairs of the Partnership.

           "Payout" means the time(s) when the aggregate amount of distributions actually paid to the Limited Partners (as a class) from Distributable Cash and Liquidation Proceeds, if any, during the period subsequent to the Termination Date (taking into account all prior and concurrent distributions of Distributable Cash to the Limited Partners (as a class) under Section 4.1(a)(i) and (ii) received from the Partnership during the period subsequent to the Termination Date and excluding allocations for bookkeeping purposes not actually paid) equals the amount of the Limited Partners' aggregate Capital Contributions plus their Preferred Return as of the date of determination.

           "Period" means a time period less than or equal to a Quarter.

           "Person" means an individual or a corporation, partnership, trust, unincorporated organization, association or other legal entity.

           "Preferred   Return"  means  a  10.0%  annual,   cumulative   return,
compounded daily (from whatever sources), on the Limited Partners' Adjusted Capital Contributions, calculated from the Termination Date.

           "Profits" or "Losses" means profits or losses, as the case may be, of the Partnership as determined for federal income tax purposes, and items of income, gain, loss, deduction or credit entering into the computation thereof, with the following adjustments:

           (a) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income;

           (b) Code ss.705(a)(2)(B) expenditures of the Partnership that are not otherwise taken into account in computing Profits and Losses shall be subtracted from such taxable income;

           (c) if the Value of any property is adjusted pursuant to the definition of "Value", the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property for purposes of computing Profits and Losses;

           (d) gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Value of such property, notwithstanding that the Basis of such Property differs from its Value;

           (e) in lieu of depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, Depreciation shall be taken into account in computing Profits and Losses;

           (f) to the extent of any adjustment of the Basis of any Property pursuant to Code ss.ss.734(b) or 743(b) is required pursuant to Treas. Reg. ss.1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of Partner's Partnership Interest, the amount of such adjustment shall be treated as an item of gain or loss, as the case may be, from the disposition of the property and shall be taken into account in computing Profits and Losses;

           (g) notwithstanding anything in this Agreement to the contrary, any items of income, gain, loss or deduction specially allocated under any provisions of Sections 4.4 and 4.6 shall not be taken into account in computing Profits and Losses; and

           (h) for purposes of this Agreement, any deduction for loss on a sale or exchange of property which is disallowed to the Partnership under Code ss.ss.267(a)(1) or 707(b) shall be treated as a Code ss.705(a)(2)(B) expenditure.

           "Program" means a limited or general partnership, joint venture, unincorporated association or similar organization, other than a corporation, formed and operated for the primary purpose of investment in and the operation of or gain from an interest in equipment.

           "Prospectus" means the prospectus on file with the Commission at the time the registration statement on Form S-1 (File No. 33-80849) becomes effective (including alternative versions of the prospectus prepared for and disseminated in different jurisdictions in order to accommodate state securities considerations). If the prospectus filed on behalf of the Partnership pursuant to Rule 424 of the rules and regulations of the Commission under the Securities Act differs from the prospectus on file at the time the registration statement becomes effective, or if the prospectus is thereafter amended or supplemented pursuant to such Rule 424, the term "Prospectus" shall refer to the Prospectus filed pursuant to such Rule 424 from and after the date on which it shall have been so filed or mailed to the Commission for filing.

           "Qualified Plan" means any qualified pension, profit-sharing or stock bonus plan.

           "Quarter" means the three-calendar-month period commencing on the first day of each Year (or such shorter period ending on the last day of the Year), and each additional three-calendar-month period included within each Year (or such shorter period ending on the last day of a Year).

           "Record Date" means the date established by the General Partner for determining the identity of: (i) Class A Limited Partners entitled to receive notice of or vote at any meeting of Class A Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting; or (ii) Partners entitled to receive any notice, report or distribution of Liquidation Proceeds or, with respect to distributions of Distributable Cash, the first business day in New York, New York after the end of the Period with respect to which such distributions shall be made.

           "Record Holder" means the Limited Partner or Assignee in whose name a Unit or the Class B Interest, as the case may be, or interest therein is registered on the books of the Partnership, as of the close of business on a Record Date.

           "Reimbursable Organizational and Offering Expenses" means those expenses incurred in connection with or related to the formation and qualification of the Partnership or a nominee thereof, the registration and qualification of the Units under applicable federal and state laws and the marketing, distribution, sale and processing of the Units, including without limitation the following: (i) legal fees and disbursements and accounting costs for the Partnership, the General Partner and the Dealer-Manager, printing costs and the costs of delivering, mailing or shipping Prospectuses (including any amendments or supplements thereto) and related sales material; (ii) the costs of preparing, printing, filing and delivering a registration statement with respect to the Units (including any amendments or supplements thereto), a "Blue Sky Survey" and all underwriting and sales agreements; (iii) the cost of preparing and printing this Agreement, other solicitation material and related documents and the cost of filing and recording such certificates or other documents as are necessary to comply with the laws of the State of Delaware for the formation of a limited partnership and thereafter for the continued good standing of a limited partnership; (iv) the cost of any escrow arrangements, including any compensation to the Escrow Agent; and (v) filing fees payable to the Commission, to state securities commissions and to the NASD, but excluding Front-End Fees.

           "Reinvested Proceeds" means any Distributable Cash remaining after First Cash Distributions and Class B Subordinated Distributions and required distributions to the General Partner, pursuant to Section 4.1, and used to purchase Equipment during the Reinvestment Period.

           "Reinvested Profits" means Profits, if any, for each Year (or Period) in excess of the aggregate Profits described in Section 4.2(a)(i) and (ii).

           "Reinvestment Period" means the period from the Closing Date until the end of the Quarter during which the date that is seven years from the Closing Date occurs.

           "Removal Effective Date" means the effective date of removal of a General Partner as provided herein or as otherwise agreed between the removed General Partner and any successor General Partner(s).

           "Reserves" means amounts allocated to reserves maintained for working capital of the Partnership and contingencies, as provided in Section 5.2(d).

           "Residual Value" means the net amount realized upon the Sale of Equipment.

           "Roll-Up" means a transaction involving the acquisition, merger, conversion, or consolidation either directly or indirectly of the Partnership and the issuance of securities of a Roll-Up Entity. Such term does not include:

           (a) a transaction involving Partnership securities that have been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

           (b) a transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

                (i)       Limited Partner voting rights;

                (ii)      the term of existence of the Partnership;

                (iii)     General Partner compensation; or

                (iv)      the Partnership's investment objectives.

           "Roll-Up Entity" means the partnership, corporation, trust, or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

           "Sale" means the sale, exchange, involuntary conversion, casualty (other than a casualty followed by refurbishing or replacement), condemnation or other disposition of assets by the Partnership.

           "Sales   Commission"  means  the  fee  payable  to  the  unaffiliated broker-dealers selling the Units by the Partnership pursuant to Section 5.4(a)(i)(A).

           "Schedule A" means the schedule of the General and Class B Limited Partners' names and addresses.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Partnership or any Person who shall manage or participate in the management of the Partnership, and any Affiliate of any such Person. Sponsor does not include a Person whose only relation with the Partnership is that of an independent equipment manager and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and broker-dealers whose only compensation is for professional services rendered in connection with the offering of Partnership interests.

           "Subscription Agreement" means the Subscription Agreement included as Exhibit C to the Prospectus.

           "Subsequent   Lease"  means  any  Lease  that  commences   after  the
termination, or constitutes an extension, renewal or re-lease, of an Initial Lease.

           "Tax Counsel" means Ballard Spahr Andrews & Ingersoll, or other recognized tax counsel engaged by the General Partner.

           "Tax Distributions" means amounts distributed to the Partners to provide Partners with amounts to pay federal income taxes (assuming such Partners are taxed in the 31.0% bracket) with respect to gains from Sales, but only to the extent that such taxes exceed the amounts distributed pursuant to Sections 4.1(a)(i)(A) and (B).

           "Termination Date" means the earliest of: (i) the date on which the Maximum Offering has been sold; (ii) the date 12 months from the date of the Prospectus if the Minimum Offering has not been sold; (iii) the date 24 months from the date of the Prospectus; and (iv) the date of the termination of the Offering by the General Partner.

           "Treas. Reg." means final regulations issued by the U.S. Treasury Department pursuant to the Code, including any subsequent amendments thereto, or any regulations subsequently issued in lieu thereof.

           "Triple Net Lease" means a Lease under which the Lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and under which the non-cancelable rental payments pursuant to such Lease are net to the Partnership.

           "Unit"  means  a  unit  of  limited   partnership   interest  in  the
Partnership held by a Class A Limited Partner, representing an initial Capital Contribution of $100.

           "Unrecovered Capital Contribution" means, with respect to a Unit, the excess of (i) the Capital Contribution allocable to the Unit over (ii) the distributions from any source paid by the Partnership with respect to such Unit.

           "Upgrade" means Equipment that is designed to be added or connected to existing Equipment in order to enhance the function and performance of such Equipment.

           "Value" with respect to any property shall mean:

           (a) The fair market value of any property on the date a Partner contributes such property to the Partnership;

           (b)  The fair market value of:

                (i) any property on the date the Partnership distributes all or any portion of such property to a Partner as consideration for all or a portion of the Partner's Partnership Interest (see Treas. Reg. ss.1.704-1(b)(2)(iv)(f)(5)(ii));

                (ii) all of the Partnership's properties on the date of liquidation of the Partnership (see Treas. Reg. ss. 1.704-1(b)(2)(iv)
           (f)(5)(ii)); or

           (c)  The Basis of an item of property in all other circumstances.

See Section 3.6 (a) below for a discussion of instances in which the Partnership shall increase the Capital Accounts of the Partners to reflect revaluations of Partnership property in accordance with Treas. reg. ss.1.704-1(b)(2)(iv)(d), (f) and (g). The Value of Property shall be increased or decreased, as the case may be, to reflect any adjustments to the Basis of such Property pursuant to Code ss.ss.734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treas. Reg. ss.1.704-1(b)(2)(iv); provided, however, that no adjustment shall be made under this paragraph in respect of any matter as to which an adjustment has been made under paragraphs (i), (ii) or (iii) above.

           "Voluntary Withdrawal" means the withdrawal of the General Partner pursuant to subsections (1), (6), (7), (8), (9) or (10) of Section 17-402 of the Delaware Act.

           "Withdrawal" means those events of withdrawal provided for by Section 17-402 of the Delaware Act, except for subsections (4) and (5) of Section 17-402 of the Delaware Act.

           "Year" means the Partnership's annual accounting period for financial accounting and federal income tax purposes, which ends on December 31.


                                   ARTICLE TWO

             CONTINUATION, NAME, PLACE OF BUSINESS, PURPOSE AND TERM

SECTION 2.1     Continuation of Partnership.
                ---------------------------

           The parties hereto hereby enter into and continue the Partnership pursuant to the provisions of the Delaware Act, and such other provisions of applicable law as shall pertain to limited partnerships organized pursuant to the Delaware Act.

SECTION 2.2     Name, Principal Office and Name and Address of Registered Agent
                ----------------------------------------------------------------
                for Service of Process.
                ----------------------

           The Partnership shall continue to be conducted under the name "Capital Preferred Yield Fund - IV, L.P." The principal place of business and office of the Partnership shall be 7175 West Jefferson Avenue, Suite 4000, Lakewood, Colorado 80235. The registered office of the Partnership in the State of Delaware shall be 1209 Orange Street, Corporation Trust Center, Wilmington, Delaware 19801. The registered agent of the Partnership for service of process at such address shall be The Corporation Trust Company.

SECTION 2.3     Purpose.
                -------

           The Partnership is organized for the object and purpose of: (i) acquiring, upgrading, purchasing, exchanging, leasing, assigning, owning, modifying, financing, borrowing, maintaining, operating, improving, selling, creating security interests in, pledging, reinvesting in, transferring or otherwise disposing of Equipment and other personal property of all kinds, in any part of the world; and (ii) establishing, acquiring, conducting and carrying on any business or businesses suitable, necessary, useful or convenient in connection therewith.

SECTION 2.4     Term.
                ----

           The Partnership shall continue in full force and effect until December 31, 2007, unless dissolved prior thereto pursuant to this Agreement or by law.

                                  ARTICLE THREE

                              PARTNERS AND CAPITAL

SECTION 3.1     General Partner.
                ---------------

           The address of the General Partner is 7175 West Jefferson Avenue, Suite 4000, Lakewood, Colorado 80235. Its Capital Contribution from time to time shall be the amount reflected in the books and records of the Partnership. The General Partner shall not be required to make any additional Capital Contributions to the Partnership, other than as provided in Section 9.3.

SECTION 3.2     Original Limited Partner.
                ------------------------

           By  his  execution  hereof,   the  Original  Limited  Partner  hereby
withdraws as the Original Limited Partner and the parties hereto agree to the return to him of his Capital Contribution.

SECTION 3.3     Class B Limited Partner.
                -----------------------

           The address of the Class B Limited Partner is 7175 West Jefferson Avenue, Suite 4000, Lakewood, Colorado 80235. The Class B Limited Partner agrees to contribute, from time to time on or immediately after each date on which the Partnership acquires Equipment, cash as its Capital Contributions to the Partnership in an aggregate amount equal to $10,000 for every $1,000,000 in Gross Offering Proceeds received by the Partnership as of that date; provided that, as of the Termination Date, the aggregate amount of the cash shall equal 1.0% of Gross Offering Proceeds as of the Termination Date. The Class B Limited Partner's Capital Contribution from time to time shall be the amount reflected in the books and records of the Partnership. The Class B Limited Partner shall not be required to make any other Capital Contributions to the Partnership. The Class B Limited Partner shall not purchase any Units.

SECTION 3.4     Class A Limited Partners.
                ------------------------

           (a) The General Partner is authorized to admit Class A Limited Partners to the Partnership from time to time by selling not more than the Maximum Offering, provided that no Class A Limited Partners shall be admitted to the Partnership until acceptable subscriptions for the Minimum Offering have been received.

           (b) The minimum investment of each Class A Limited Partner shall be 25 Units (10 Units for IRAs and Qualified Plans) representing a Capital Contribution of $2,500 ($1,000 for IRAs and Qualified Plans). Such Capital Contribution shall be made in full in cash. Aggregate purchases of Units by the General Partner, theDealer-Manager, their respective Affiliates and employees of any of them must be less than 5.0% of total Units sold.

           (c) The names and addresses of the Class A Limited Partners admitted as provided herein, and their Capital Contributions from time to time, shall be as reflected in the books and records of the Partnership. The Partnership shall not be required to recognize any Class A Limited Partner as a nominee, agent or representative of any beneficial owner, but shall treat all Class A Limited Partners as the beneficial owners of their respective Units.

           (d)  The  offering   of  Units  for  sale  shall   terminate  on  the
     Termination Date.

           (e) All funds in respect of Units for which subscriptions have been received prior to the Closing Date shall be deposited in an interest-bearing escrow account with the Escrow Agent. Subscriptions for Units shall be accepted or rejected by the General Partner within 30 days after their receipt. The General Partner retains the unconditional right to refuse to accept any subscriber as a Class A Limited Partner, in which event the funds delivered by such subscriber shall be promptly returned to the subscriber without deduction. Upon receipt of subscriptions acceptable to the General Partner for not less than the Minimum Offering prior to the Termination Date and the determination of the General Partner to proceed to Closing, the Closing Date shall be set by the General Partner, and the Escrow Agent shall release such subscription funds to the Partnership at the Closing. Before commencing business, the Partnership shall have received gross proceeds from the offering of not less than $1,200,000 after payment of all Organizational and Offering Expenses. Any interest earned on monies paid by each subscriber during the period that such monies are held in escrow prior to the Closing shall be paid to each such subscriber following release of subscription funds. If the Escrow Agent does not receive acceptable subscriptions for at least the Minimum Offering on or before the Termination Date, the Escrow Agent shall return all monies deposited by subscribers, together with any interest earned thereon. Subject to Section 3.4(b), the General Partner and its Affiliates shall have the right to subscribe for Units for their own accounts, but any such subscriptions shall not be included for purposes of determining whether the Minimum Offering has been achieved.

           After the Closing Date, additional subscribers whose subscriptions are acceptable to the General Partner shall be admitted to the Partnership as Class A Limited Partners at such times as the General Partner shall determine.

           (f) To accomplish the purpose of this Section 3.4, the General Partner is hereby authorized to do all things necessary to admit such Class A Limited Partners, including without limitation registering the Units under the Securities Act, qualifying the Units for sale with state securities regulatory authorities or perfecting exemptions from qualification and entering into underwriting or selling arrangements with the Dealer-Manager for the solicitation of the Units, upon such terms and conditions as the General Partner may deem advisable.

           (g) Each subscriber whose subscription is acceptable to the General Partner as contemplated by Section 3.4(e) shall become a Class A Limited Partner as of the Closing Date or, in the case of subscriptions accepted after the Closing Date, such later date as the General Partner shall determine. Any subscriber shall be admitted to the Partnership within 15 days after release of his funds from escrow to the Partnership. Any Partner whose subscription is accepted by the General Partner after the Closing Date shall be admitted to the Partnership not later than the last day of the calendar month following the date their subscription was accepted by the General Partner.

SECTION 3.5     Partnership Capital.
                -------------------

           (a)  No Partner shall be paid interest on any Capital Contribution.

           (b) Except as otherwise provided in this Agreement, the Partnership shall not redeem or repurchase any Unit, no Partner shall have the right to withdraw, or receive any return of, his Capital Contribution and no Capital Contribution may be returned in the form of property other than cash.

           (c) No Class A Limited Partner shall have priority over any other Class A Limited Partner, either as to the return of his Capital Contribution or as to Profits or Losses or distributions, except as otherwise specifically provided herein.

           (d) The General Partner shall have no personal liability for the repayment of the Capital Contribution of any Limited Partner.

           (e) A creditor who makes a nonrecourse loan to the Partnership shall not have or acquire at any time, solely as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Partnership, other than as a creditor or secured creditor, as the case may be.

SECTION 3.6     Capital Accounts.
                ----------------

           (a) The Partnership shall establish and maintain a separate Capital Account for each Partner according to the rules of Treas. Reg. ss.1.704-1(b)(2)(iv). For this purpose, the Partnership shall, upon the occurrence of the events specified in Treas. Reg. ss.1.704-1(b)(2)(iv)(d) and (f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and Treas. Reg. ss.1.704-1(b)(2)(iv)(g) to reflect a revaluation of Partnership property; provided, however, that the admission of an additional subscriber to the Partnership as a Class A Limited Partner in accordance with Section 3.4(e) shall not be treated, for purposes of this Agreement, as an event specified in Treas. Reg. ss.1.704-1(b)(2)(iv)(d), (f) or (g).

           (b) For purposes of computing the amount of any item of Partnership income, gain, loss or deduction to be allocated pursuant to Article Four, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of Depreciation used for this purpose).

           (c) Profit or Loss shall be charged or credited to the Capital Accounts in accordance with the manner in which such items are allocated pursuant to Article Four, taking into account the special allocations of Sections 4.4 and 4.6.

           (d) Upon the transfer of all or any portion of a Unit, Class B Interest or a General Partner Partnership Interest, the portion of the Capital Account of the transferor that is attributable to the transferred Unit, Class B Interest or General Partner Partnership Interest shall carry over to the transferee. However, if the transfer causes a termination of the Partnership under Code ss.708(b)(1)(B), the Capital Account that carries over to the transferee shall be adjusted in accordance with the constructive liquidation and reconstitution rules under Treas. Reg. ss.1.708-1.

SECTION 3.7     Loans By Partners.
                -----------------

           Loans by Partners to the Partnership shall not be considered Capital Contributions. If any Partner advances funds to the Partnership in excess of his Capital Contribution, such advances shall not increase the Capital Account balance of such Partner. The amount of any such advances shall be a debt of the Partnership to such Partner and shall be payable or collectible only out of Partnership assets in accordance with the terms and conditions upon which such advances are made.

SECTION 3.8     Return of Capital.
                -----------------

           Without any deductions for sales commissions and other Front-End Fees payable to any Person, any portion of the Class A Limited Partners' Capital Contributions received by the Partnership within 12 months after the date of the Prospectus (except for any amounts set aside for Reserves) and not invested in or committed to the purchase of Equipment within 24 months after the date of the Prospectus, and any portion of the Class A Limited Partners' Capital Contributions received by the Partnership after 12 months after the date of the Prospectus and not invested in or committed to the purchase of Equipment within 12 months after the Termination Date, shall be distributed pro rata to all Class A Limited Partners (in proportion to their Capital Contributions) as a return of capital. Any funds with respect to which the Partnership has executed, within the applicable period described in the preceding sentence, a written agreement in principle, commitment letter, letter of intent or understanding, option agreement or other similar understanding or contract contemplating the acquisition by the Partnership of Equipment, shall be deemed committed to investment on that date for purposes hereof but shall subsequently be required to be returned to the Class A Limited Partners if the investment of such funds is not consummated or the contingent payments are not made.

SECTION 3.9     Liability of Limited Partners.
                -----------------------------

           The liability of each Limited Partner for the losses, debts, liabilities and obligations of the Partnership shall, so long as such Limited Partner complies with the provisions of Section 11.3, be limited to his Capital Contribution and his share of the assets and any undistributed Profits of the Partnership. No Limited Partner shall be required to lend funds to the Partnership or, after his Capital Contribution has been paid, make any further capital or other contribution to the Partnership. It is the intent of the Partners that no distribution (or any part of any distribution) made to any Limited Partner pursuant to Article Four shall be deemed, for the purposes of the Delaware Act only, a return or withdrawal of capital, even if such distribution represents, in full or in part, an allocation of depreciation or any other non-cash item accounted for as a loss or deduction from or offset to the Partnership's income, and that no Limited Partner shall be obligated to pay any such amount to or for the account of the Partnership or any creditor of the Partnership. If any court of competent jurisdiction holds, however, that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to make any such payment, such obligation shall be the obligation of such Limited Partner and not of the General Partner.

SECTION 3.10    Investment in Equipment.
                -----------------------

           The General Partner shall cause Investment in Equipment to be at least an amount that is the greater of (a) 80.0% of Gross Offering Proceeds reduced by .0625% for each 1.0% of indebtedness encumbering Partnership Equipment, or (b) 75.0% of Gross Offering Proceeds. The percentage of indebtedness encumbering Partnership Equipment shall be calculated by dividing the amount of indebtedness by the aggregate Equipment Purchase Price of Partnership Equipment, excluding any Front-End Fees. The amount of indebtedness encumbering Partnership Equipment shall be calculated as of the date on which the level of Investment in Equipment is being tested, after giving effect to any transaction occurring on such date that would affect the level of Investment in Equipment. To the extent that such limitation is not otherwise satisfied, any Acquisition Fees payable or paid to the General Partner by the Partnership shall be reduced or refunded by the General Partner to the Partnership to the extent necessary to comply with such limitation. Any such refund shall bear interest calculated at a rate of 1.0% per month if such refund is not made within 30 days after the end of any calendar quarter in which the Partnership's Investment in Equipment fails to satisfy such minimum investment.

                                  ARTICLE FOUR

                          DISTRIBUTIONS AND ALLOCATIONS

SECTION 4.1     Distributions.
                -------------

           (a) DISTRIBUTABLE CASH. Distributable Cash for each Period shall be distributed to the Partners on the Payment Date (see Section 4.1(f) below) in the order and priority set forth in Section 4.1(a)(i), (ii) and (iii).

                (i)       DURING    THE    REINVESTMENT    PERIOD.   During  the
           Reinvestment Period, Distributable Cash shall be distributed or reinvested (as the case may be) in the following order and priority:

                          (A) First, 1.0% to the General Partner and 99.0% to the Class A Limited Partners (as a class), on a pari passu basis, until such time as the Class A Limited Partners (as a class) receiv e an amount of Distributable Cash equal to the First Cash Distributions;

                          (B)  Second, any remaining  Distributable  Cash (after
                taking into account distributions described in Section 4.1(a)(i)(A)) 1.0% to the General Partner and 99.0% to the Class B Limited Partners (as a class), on a pari passu basis, until such time as the Class B Limited Partners (as a class) receive an amount of Distributable Cash equal to the Class B Subordinated Distributions; and

                          (C) Third, all remaining Distributable Cash (after taking into account distributionsdescribed in Section 4.1(a)(i)(A) and (B)) shall be treated as Reinvested Proceeds reinvested according to the reinvestment guidelines set forth in
                Section 5.2(h).

                Notwithstanding the foregoing, during the Reinvestment Period, Distributable Cash, in excess of amounts distributed pursuant to Section 4.1(a)(i)(A) and (B), shall be distributed to the Partners as Tax Distributions, if necessary to provide funds for payment of income taxes on the sale of Equipment. Tax Distributions shall be distributed 1.0% to the General Partner and 99.0% to the Limited Partners (as a class), on a pari passu basis.

                (ii) AFTER THE REINVESTMENT PERIOD AND PRIOR TO ACHIEVEMENT OF PAYOUT AND 170.0% RECOVERY. After the Reinvestment Period and until achievement by the Limited Partners of Payout and 170.0% Recovery, Distributable Cash for each Period shall be distributed in the following order and priority:

                          (A) First, 1.0% to the General Partner and 99.0% to the Class A Limited Partners (as a class), on a pari passu basis, until such time as the Class A Limited Partners (as a class) receive an amount of Distributable Cash equal to the First Cash Distributions;

                          (B) Second, any remaining Distributable Cash (after taking into account distributions described in Section 4.1
                (a)(ii) (A)) 1.0% to the General Partner and 99.0% to the Class B Limited Partners (as a class), on a pari passu basis, until such time as the Class B Limited Partners (as a class) receive an amount of Distributable Cash equal to the Class B Subordinated Distributions;

                          (C) Third, any remaining Distributable Cash (after taking into account distributions described in Section 4.1(a)
                (ii)(A) and (B)) 1.0% to the General Partner and 99.0% to the Class A Limited Partners (as a class), on a pari passu basis, until such time as the Class A Limited Partners (as a class) achieve Payout;

                          (D)  Fourth, any remaining  Distributable  Cash (after
                taking into account distributions described in Section 4.1(a)(ii)(A)- (C)) 1.0% to the General Partner and 99.0% to the Class B Limited Partners (as a class), on a pari passu basis, until such time as the Class B Limited Partners (as a class) achieve Payout; and

                          (E)  Fifth, any  remaining  Distributable  Cash (after
                taking into account distributions described in Section 4.1(a)(ii)(A)- (D)) 1.0% to the General Partner and 99.0% to the Limited Partners (as a class), on a pari passu basis, until such time as the Limited Partners (as a class) achieve 170.0% Recovery.

                (iii) AFTER THE REINVESTMENT PERIOD AND AFTER ACHIEVEMENT OF PAYOUT AND 170.0% RECOVERY. After the Reinvestment Period and after achievement by the Limited Partners of Payout and 170.0% Recovery, Distributable Cash for each Period shall be distributed 10.0% to the General Partners (as a class) and 90.0% to the Limited Partners (as a class), on a pari passu basis.

                Notwithstanding anything in Section 4.1(a)(ii) or (iii) to the contrary, after the Reinvestment Period, Distributable Cash available for distribution to the Partners (after taking into account distributions described in Section 4.1(a)(ii)(A) and (B)), shall be distributed to the Partners, on a pari passu basis, to the extent of and in proportion to the aggregate amount of Reinvested Profits previously allocated to the General Partner and the Limited Partners (as a class) pursuant to Section 4.2(a). All distributions under this paragraph shall be applied toward the distributions of Distributable Cash under Section 4.1(a)(ii)(C)-(E) and 4.1
     (a)(iii).

           (b) LIQUIDATION PROCEEDS. Liquidation Proceeds shall be distributed to the Partners, on a pari passu basis, in proportion to the positive balances in their Capital Accounts at the time of such distribution as provided in Section 9.3(b).

           (c)  SHARING OF DISTRIBUTIONS TO PARTNERS.

                (i) GENERAL PARTNERS. All distributions of Distributable Cash to the General Partners (as a class) shall be shared by the General Partners, on a pari passu basis, in proportion to their respective percentage General Partner Partnership Interests as of the Record Date for the distribution.

                (ii) CLASS A LIMITED PARTNERS. All distributions of Distributable Cash to the Class A Limited Partners (as a class) shall be shared by the Class A Limited Partners, on a pari passu basis, in proportion to their respective holdings of Units as of the Record Date for the distribution; however, notwithstanding the foregoing, Distributable Cash relating to Periods during which one or more Class A Limited Partners are admitted to the Partnership shall be shared by the Limited Partners pro rata based on the number of days during such Period that each Class A Limited Partner is a Partner of the Partnership and on the number of Units that each Class A Limited Partner holds during such Period.

                (iii) CLASS B LIMITED PARTNERS. All distributions of Distributable Cash to the Class B Limited Partners (as a class) shall be shared by the Class B Limited Partners, on a pari passu basis, in proportion to their respective percentage Class B Interests as of the Record Date for the distribution.

                (iv) LIMITED PARTNERS. All distributions of Distributable Cash to the Limited Partners (as a class) shall be shared 99.0% by the Class A Limited Partners (as a class) and 1.0% by Class B Limited Partners (as a class), on a pari passu basis.

           (d)  DETERMINATION OF  DISTRIBUTEES.  All  distributions  pursuant to
     Section 4.1 shall be made to the Persons shown on the Partnership's books and records as Partners as of the Record Date for the distribution.

           (e) WITHHOLDING. The General Partner may withhold from distributions to any Partner any amount required to be withheld pursuant to the Code or any other law, rule or regulation. Any amount so withheld shall be treated as a distribution to the affected Partner.

           (f) PAYMENT DATES. Distributable Cash for each Period shall be accrued in the name of the Partners not later than 30 days after the end of each such Period. However, the Partners may elect to have such cash distributed to them either monthly or quarterly by the General Partner.

SECTION 4.2     Allocations of Profits and Losses.
                ---------------------------------

           (a) PROFITS. After first giving effect to the allocations, if any, pursuant to Sections 4.3, 4.4 and 4.5, Profits for any Year shall be allocated in the following order and priority:

                (i) First, Profit shall be allocated to the Partners in proportion to, and to the extent of, Losses allocated to the Partners pursuant to Section 4.2(b) for all prior Years, in reverse chronological order and priority (as set forth in Section 4.2(b)). To the extent any allocations of Losses are offset pursuant to this
           Section 4.2(a)(i), such Losses shall be disregarded for purposes of computing subsequent allocations as described in this Section 4.2(a)(i);

                (ii) Second, any remaining Profit (after taking into account allocations described in Section 4.2(a)(i)) 1.0% to the General Partner and 99.0% to the Class A Limited Partners (as a class), on a pari passu basis, until such time as the General Partner and the Class A Limited Partners (as a class) are allocated an amount of Profit for the Year equal (when added to the Profit allocated to the General Partner and the Class A Limited Partners (as a class) under this Section 4.2(a) (ii) for all prior Years) to the aggregate distributions of Distributable Cash made to them under
           Section 4.1(a)(i)(A) and (a)(ii)(A) for the Year and all prior Years;

                (iii) Third, any remaining Profit (after taking into account allocations described in Section 4.2(a)(i) and (ii)) 1.0% to the General Partner and 99.0% to the Class B Limited Partners (as a class), on a pari passu basis, until such time as the General Partner and the Class B Limited Partners (as a class) are allocated an amount of Profit for the Year equal (when added to the Profit allocated to the General Partner and Class B Limited Partners (as a class) under this Section 4.2(a)(iii) for all prior Years) to the aggregate distributions of Distributable Cash made to them under Section 4.1(a)(i)(B) and (a)(ii)(B) for the Year and all prior Years;

                (iv) Fourth, any remaining Profit (after taking into account allocations described in Section 4.2(a)(i)-(iii)) 1.0% to the General Partner and 99.0% to the Class A Limited Partners (as a class), on a pari passu basis, until such time as the General Partner and the Class A Limited Partners (as a class) are allocated an amount of Profit for the Year equal (when added to the Profit allocated to the General Partner and the Class A Limited Partners (as a class)
           under this Section 4.2(a) (iv) for all prior Years) to the aggregate distributions of Distributable Cash made to them under
           Section 4.1(a)(ii)(C) for the Year and all prior Years;

                (v) Fifth, any remaining Profit (after taking into account allocations described in Section 4.2(a)(i)-(iv)) 1.0% to the General Partner and 99.0% to the Class B Limited Partners (as a class), on a pari passu basis, until such time as the General Partner and the Class B Limited Partners (as a class) are allocated an amount of Profit for the Year equal (when added to the Profit allocated to the General Partner and the Class B Limited Partners (as a class) under this Section 4.2(a) (v) for all prior Years) to the aggregate distributions of Distributable Cash made to them under
           Section 4.1(a)(ii)(D) for the Year and all prior Years;

                (vi) Sixth, any remaining Profit (after taking into account allocations described in Section 4.2(a)(i)-(v)) 1.0% to the General Partner and 99.0% to the Limited Partners (as a class), on a pari passu basis, until such time as the General Partner and the Limited Partners (as a class) are allocated an amount of Profit for the Year equal (when added to the Profit allocated to the General Partner and the Limited Partners (as a class) under this Section 4.2
            (a)(vi) for all prior Years) to the aggregate distributions of Distributable Cash made to them under Section 4.1(a)(ii)(E) for the Year and all prior Years; and

                (vii)     Seventh,   any  remaining  Profit (after  taking  into
            account allocations described in Section 4.2(a)(i)-(vi)) 10.0% to the General Partner and 90.0% to the Limited Partners (as a class).

                Reinvested Profits shall be allocated in the same manner described in Section 4.2(a)(iv)-(vii) as if the Reinvested Proceeds to which such Reinvested Profits relate had actually been distributed to the Partners, in such Year, as Distributable Cash in accordance with Section 4.1(a)(ii)(C)-(E) and Section 4.1(a)(iii). All allocations under this paragraph shall be applied toward the allocations of Profit under Section 4.2(a)(iv)-(vii).

                All allocations of Profit for each Year shall be made after giving effect to all distributions of Distributable Cash made on or before the date of such allocations.

                All Profits relating to transactions resulting in Liquidation Proceeds shall be allocated in the manner set forth in this Section 4.2(a) as if the Liquidation Proceeds relating thereto constituted Distributable Cash and had been previously distributed in the same manner described in Section 4.1(a)(ii) and (iii) as Distributable Cash.

           (b)  Losses.  After  giving  effect  to  the   allocations,  if  any,
     described in Sections 4.3, 4.4 and 4.5, Losses for any Year shall be allocated in the following order and priority:

                (i) First, to the Partners in proportion to, and to the extent of, any Profits allocated as described in Section 4.2(a)(ii) for the Year and all prior Years, in reverse chronological order and priority (as set forth in Section 4.2(a)(ii)-(vii)). To the extent any allocations of Profits are offset as described in this Section 4.2(b)(i), such Profits shall be disregarded for purposes of computing subsequent allocations as described in this Section 4.2(b)(i); and

                (ii) Second, 1.0% to the General Partner and 99.0% to the Limited Partners (as a class), on a pari passu basis.

           (c)  Sharing of Allocations to Partners.

                (i) General Partners. All allocations of Profit and Loss (including allocations under Sections 4.3, 4.4, 4.5 and 4.6) to the General Partners (as a class) shall be shared by the General Partners, on a pari passu basis, in proportion to their respective percentage General Partner Partnership Interests as of the date of such allocations.

                (ii) Class A Limited Partners. All allocations of Profit and Loss (including allocations under Sections 4.3, 4.4, 4.5 and 4.6) to the Class A Limited Partners (as a class) shall be shared by the Class A Limited Partners, on a pari passu basis, in proportion to their respective holdings of Units as of the date of such allocations; however, notwithstanding the foregoing, Profit or Loss relating to Periods during which one or more Class A Limited Partners are admitted to the Partnership shall be shared by the Limited Partners pro rata based on the number of days during such Period that each Class A Limited Partner is a Partner of the Partnership and on the number of Units that each Class A Limited Partner holds during such Period.

                (iii) Class B Limited Partners. All allocations of Profit and Loss (including allocations under Sections 4.3, 4.4, 4.5 and 4.6) to the Class B Limited Partners (as a class) shall be shared by the Class B Limited Partners, on a pari passu basis, in proportion to their respective percentage Class B Interests as of the date of such allocations.

                  (iv) Limited Partners. All allocations of Profit and Loss (including allocations under Sections 4.3, 4.4, 4.5 and 4.6) to the Limited Partners (as a class) shall be shared 99.0% by the Class A
            Limited Partners (as a class) and 1.0% by the Class B Limited Partners (as a class), on a pari passu basis.

SECTION 4.3     Special Allocations.
                -------------------

           (a) The interest of the General Partner in each material item of Partnership income, gain, loss, deduction or credit shall in the aggregate be equal to at least 1.0% of each such item at all times during the existence of the Partnership. In determining the General Partner's interest in such items, any Units owned by the General Partner or its Affiliates shall not be taken into account.

           (b) Losses allocated pursuant to Section 4.2(b) to any Partner for any Year shall not exceed the maximum amount of Losses that can be so allocated without causing or increasing a Capital Account deficit with respect to such Partner as of the end of such Year. To the extent that Losses allocated to a Limited Partner pursuant to Section 4.2(b) would, but for this Section 4.3(b), exceed the limitation of the preceding sentence, such Losses shall be allocated first to other Partners in proportion to, and to the extent of, their positive Capital Account balances (computed with the adjustments taken into account in determining a Partner's Capital Account deficit, but disregarding the General Partner's obligation to make contributions to the Partnership upon liquidation), and then to the General Partner. The General Partner shall have the authority to allocate items of income and gain for subsequent Years so as to offset, as quickly as possible, any allocation of Losses under this Section 4.3(b).

           (c) Notwithstanding anything in this Agreement to the contrary, items of Company income and gain shall be allocated, before any other allocation of Partnership items is made pursuant to this Agreement, so as to comply with the minimum gain chargeback requirements of Treas. Reg. ss.ss.1.704-2(f) and 1.704-2(i)(4), and this Section 4.3(c) shall be interpreted consistently therewith.

           (d) Notwithstanding anything in this Agreement to the contrary, items of Company income and gain shall be allocated, before any other allocation of Partnership items is made pursuant to this Agreement, so as to comply with the "qualified income offset" rules of Treas. Reg. ss. 1.704-1 (b) (2)(ii)(d), and this Section 4.3(d) shall be interpreted consistently therewith. The General Partners shall have the authority to allocate items of deduction and loss for subsequent Years so as to offset, as quickly as possible, any prior allocation of income and/or gain under this Section 4.3(d).

           (e) If, and to the extent that, any Partner is deemed to recognize any item of income, gain, loss or deduction as a result of any transaction between such Partner and the Partnership pursuant to Code ss.ss.1272-1274, 7872, 483, 482 or any similar provision now or hereafter in effect, any corresponding item of income, gain, loss or deduction recognized by the Partnership shall be allocated to the Partner who was charged with such item.

           (f) The Dealer-Manager Fees, Sales Commissions and O&O Expenses Reimbursement (except to the extent amortizable under Code ss.709) shall, immediately upon their payment by the Partnership, be allocated 1.0% to the General Partner and 99.0% to the Class A Limited Partners (as a class), on a pari passu basis. Items of income and gain for subsequent Years shall be allocated to the General Partner equal to the aggregate allocations to it under this Section 4.3(f), so as to offset, as quickly as possible, the allocations to the General Partner under this Section 4.3(f). Reimbursable Organizational and Offering Expenses in excess of the O&O Expenses Reimbursement shall, as such costs are amortized or deducted by the Partnership in accordance with the Code (or, if not amortizable or deductible, then immediately upon their payment on behalf of the Partnership), be allocated 100.0% to the General Partner.

           (g) All items of Depreciation with respect to the Equipment and all items of loss resulting from Sales ("Loss On Sale") shall be allocated, on a pari passu basis, 1.0% to the General Partner, and 99.0% to the Limited Partners (as a class), until such time as the cumulative amount of Depreciation and Loss On Sale allocated under this Section 4.3(g) to the Limited Partners equals their aggregate Net Capital Contributions. Items of gain from Sales for subsequent Years shall be allocated to the General Partner in an amount equal to the Depreciation and Loss On Sale allocated to the General Partner pursuant to this Section 4.3(g), so as to offset, as quickly as possible, the allocations to the General Partner under this
     Section 4.3(g).

           (h) Notwithstanding anything in this Agreement to the contrary, and before any other allocation is made under Section 4.2, this Section 4.3, or Sections 4.4 and 4.5, items of income and gain for the current Year (or Period) shall be allocated, as quickly as possible, to the General Partner to the extent of any deficit balance existing in the General Partner's Capital Account as of the closing of the immediately preceding Year, in order to restore the balance in the General Partner's Capital Account to zero.

           (i) The General Partners shall allocate Profits, Losses and other items properly allocable to any Year or other period using any method approved by the General Partners and permitted by Code ss.706 and the Treasury Regulations thereunder.

           (j) Nonrecourse Deductions for any Year or other period shall be specially allocated among the Partners in proportion to their interest in the Depreciation deductions attributable to the Equipment giving rise to such Nonrecourse Deductions as set forth in Section 4.3(g) above.

           (k) Any Partner Nonrecourse Deductions for any Year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions relate in accordance with Treas. Reg. ss.1.704-2(i).

           (l) The purpose and the intent of the special allocations provided for in this Section 4.3 are to comply with the provisions of Code ss.ss.704 and 752 and the Treasury Regulations thereunder, and such special allocations are to be made so as to accomplish that result. However, to the extent possible, the General Partners, in allocating items of income, gain, loss, or deduction among the Partners, shall take into account the special allocations in such a manner that the net amount of allocations to each Partner shall be the same as such Partner's distributive share of Profits and Losses would have been had the events requiring the special allocations not taken place. The General Partners shall apply the provisions of this
     Section 4.3 in whatever order the General Partners reasonably believe will minimize any economic distortion that otherwise might result from the application of the special allocations and still comply with the requirements of Code ss.ss.704 and 752 and the Treasury Regulations thereunder.

SECTION 4.4     Tax Allocations.
                ---------------

           (a) Except as otherwise provided in this Section 4.4, items of Partnership taxable income, gain, loss and deduction shall be determined in accordance with Code ss.703, and the Partners' distributive shares of such items for purposes of Code ss.702 shall be determined according to their respective shares of Profits or Losses to which such items relate in accordance with Code ss.704 and the Treasury Regulations thereunder.

           (b) Items of Partnership taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall be allocated among the Partners in accordance with Code ss.704(c) and Treas. Reg. ss.1.704-3(c) (the traditional method with curative allocations), so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its Book Value.

           (c) If the Book Value of any Partnership asset is adjusted pursuant to Section 3.6, subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code ss.704(c).

           (d) Allocations of tax credits, tax credit recapture and any items related thereto shall be allocated to the Partners according to their interests in such items as determined by the General Partner taking into account the principles of Treas. Reg. ss.1.704-1(b)(4)(ii).

           (e) Allocations pursuant to this Section 4.4 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, distributions or other Partnership items pursuant to any provision of this Agreement.

           (f) The Partners' shares of nonrecourse liabilities of the Partnership shall be determined in accordance with Treas. Reg. ss.1.752-3. For purposes of Treas. Reg. ss.1.752-3(a)(3), the interest of the General Partner in Profits and the interest of the Limited Partners (as a class) in Profits shall be determined in accordance with the Partners' respective interests in the Depreciation deductions attributable to the Equipment giving rise to such Nonrecourse Deductions as set forth in Sections 4.3(g) and (j) above.

SECTION 4.5     Curative Allocations; Uniformity of Units.
                -----------------------------------------

           If the General Partner determines, after consultation with Tax Counsel, that (a) the allocation of any item of Partnership income, gain, loss, deduction or credit is not specified in this Article Four (an "unallocated item"), or (b) the allocation of any item of Partnership income, gain, loss, deduction or credit hereunder is clearly inconsistent with the Partners' economic interests in the Partnership (determined by reference to Treas. Reg. ss.ss.1.704-1(b) and 1.704-2(c), Treas. Reg. ss.1.752-1 through -5 (a
"misallocated item"), or (c) the allocation of an item of Partnership income, gain, loss, deduction or credit is inconsistent with the general intent and purposes of this Article Four, as determined by the General Partner, in its sole and absolute discretion acting in its fiduciary capacity as a General Partner of the Partnership (an "erroneously allocated item"), then the General Partner may allocate such unallocated items, or reallocate such misallocated items, or reallocate such erroneously allocated items to reflect such economic interests and general intent and purposes of this Article Four. In addition, the General Partner is authorized to allocate specially items of income or gain to the extent necessary to achieve and maintain the financial uniformity of the Units for purposes of determining Payout for the Class A Limited Partners.

SECTION 4.6     Changes in Units or Partnership Interests.
                ----------------------------------------

           (a) Except as otherwise provided in Section 4.6(b), the Partnership shall use a semi-monthly convention to determine the Class A Limited Partners' respective interests in Profits, Losses, other specially allocated items and distributions of Distributable Cash hereunder in any Year in which additional Class A Limited Partners are admitted to the Partnership. Under the convention, a Class A Limited Partner entering the Partnership on or before the 15th day of the month shall be treated as having entered on the first day of the month, and a Class A Limited Partner entering the Partnership after the 15th, and on or before the last day of the month, shall be treated as having entered on the first day of the next month.

           (b) Class A Limited Partners who acquire Units during any month, other than from the Partnership, shall be treated as entering the Partnership on the first day of the next month for purposes of determining the interest of such Class A Limited Partners in Profits, Losses and other specially allocated items hereunder, and distributions of Distributable Cash.

           (c) A Class A Limited Partner whose Units are repurchased by the Partnership pursuant to Section 7.6 shall, for purposes of the foregoing allocation provisions, be treated as having reduced or eliminated his Units as of the first day of the month immediately following the effective date of the repurchase.

           (d) Notwithstanding the provisions of paragraphs (a) and (b) above, the General Partner may choose to treat Class A Limited Partners as being admitted to the Partnership on the day they acquire Units for purposes of determining the interest of such Class A Limited Partners in Profits, Losses and other specifically allocated items hereunder and in distributions of Distributable Cash hereunder.


                                  ARTICLE FIVE

                RIGHTS, OBLIGATIONS AND POWERS OF GENERAL PARTNER

SECTION 5.1     Multiple General Partners.
                -------------------------

           If, at any time during the term of the Partnership, there is more than one General Partner, all rights, obligations and powers of the General Partner under this Agreement shall be shared among the then-existing General Partners as they may agree.

SECTION 5.2     Management of Partnership.
                -------------------------

           (a) The General Partner, within the authority granted to it under this Agreement, shall have full, complete and exclusive right, power, authority and discretion to manage and control the business of the Partnership. In so doing, the General Partner shall take all actions and do all things necessary or appropriate to effectuate the purposes of the Partnership and to protect the interests of the Limited Partners. The General Partner shall devote such time as is necessary to the affairs of the Partnership and shall receive no compensation from the Partnership, other than as expressly provided in this Agreement. The General Partner shall, except as otherwise provided in this Agreement, have all the rights and powers and shall be subject to all the restrictions and liabilities of a partner in a partnership without limited partners.

           (b) All decisions made by the General Partner on behalf of the Partnership, pursuant to the authority granted in this Agreement and in the Delaware Act, shall be binding upon the Partnership.

           (c)  No  Limited  Partner  (except  one  who  may  also  be a General
     Partner, and then only in his capacity as General Partner) shall participate in or have any control over Partnership business or shall have any authority or right to act for or bind the Partnership.

           (d) The General Partner shall, after the release of subscriptions for Units pursuant to Section 3.4(e), establish initial Reserves out of Capital Contributions in an amount equal to 1.0% of the Gross Offering
     Proceeds. Reserves shall be varied from time to time by the General Partner to such levels as the General Partner deems necessary and appropriate to serve the best interests of the Partnership, but in no case less than 1.0% of the Gross Offering Proceeds. The General Partner shall have the authority to pay Partnership operating expenses from such Reserves.

           (e)  All  of  the  Partnership's expenses shall be billed directly to and paid by the Partnership; provided that the General Partner hereby agrees to pay any and all Reimbursable Organizational and Offering
     Expenses, including any amounts in excess of the O&O Expenses Reimbursement. The General Partner and its Affiliates shall be reimbursed for the actual cost to the General Partner and its Affiliates of services, goods and materials used for and by the Partnership and obtained from entities unaffiliated with the General Partner for use by the Partnership. The General Partner and its Affiliates shall be reimbursed for the administrative services provided by them necessary to the prudent operation of the Partnership; provided that such reimbursement shall be at the lower of the General Partner's and Affiliates' actual cost or the amount the Partnership would be required to pay to independent parties for comparable administrative services in the same geographic location.

           (f) The General Partner and its Affiliates shall not be reimbursed by the Partnership for the following expenses:

                (i)       Services   for  which  the  General   Partner  or  its
           Affiliates are entitled to compensation in the form of a separate fee;

                (ii) Rent or depreciation, utilities, capital equipment, other administrative items and salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any Controlling Person of the General Partner or its Affiliates;

                (iii) Reimbursable Organizational and Offering Expenses in excess of the O&O Expenses Reimbursement; and

                (iv) Any expenses that are unrelated to the business of the Partnership.

           (g) Subject to Section 5.2(e) and (f), the Partnership shall pay all expenses of the Partnership and all expenses of the General Partner and its Affiliates relating to the Partnership (none of which shall be deducted from compensation and fees to which the General Partner or its Affiliates are entitled as set forth in Section 5.4(a)), including without limitation:
     (i) all costs of borrowed money, taxes and assessments on Partnership property and other taxes applicable to the Partnership; (ii) legal, appraisal, audit, accounting, brokerage and other third party fees, including permitted Acquisition Expenses; (iii) printing and other expenses and taxes incurred in connection with the issuance, distribution, transfer and recording of documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership; (iv) fees and expenses paid to independent contractors, bankers, brokers, servicers, leasing agents and consultants; (v) expenses payable to unaffiliated third parties in connection with the disposition, replacement, alteration, repair, re-leasing, refinancing and operation of Equipment (including the costs and expenses of insurance premiums, brokerage and leasing commissions and maintenance of such property); (vi) costs of insurance as required in connection with the business of the Partnership;
     (vii) expenses of revising or amending this Agreement or converting, modifying or terminating the Partnership; (viii) expenses in connection with distributions made by the Partnership to, and communications and bookkeeping and clerical work necessary in maintaining relations with, Limited Partners, including the costs of printing and mailing to such persons certificates for Units and reports of meetings of the Partnership, and expenses of preparation of proxy statements and solicitations of proxies in connection therewith; (ix) expenses in connection with preparing and mailing reports necessary or appropriate to be furnished to Limited Partners for tax reporting or other purposes; (x) costs in connection with reports on the operations and activities of the Partnership; (xi) costs of preparation and dissemination of informational material relating to potential sale, refinancing, leasing or disposition of Equipment; (xii) costs and expenses incurred in qualifying the Partnership to do business in any jurisdiction, including fees and expenses of any resident agent appointed by the Partnership; and (xiii) costs incurred in connection with any litigation or regulatory proceedings in which the Partnership is involved.

           (h) During the Reinvestment Period, the General Partner shall reinvest all Distributable Cash available, after the distributions provided for in Section 4.1(a)(i), in Equipment, unless it determines that such reinvestment is not in the best interests of the Partnership. After the Reinvestment Period, the General Partner may reinvest such amount of Distributable Cash that is available, after the distributions provided for in Section 4.1(a)(ii)(A) and (B) and before any distributions described in
     Section 4.1(a)(iii), as it determines to be reasonable in Equipment that it made commitments to purchase on behalf of the Partnership during the Reinvestment Period.

SECTION 5.3  Authority of General Partner.
             ----------------------------

           (a)  The  General  Partner,   in  the  name  and  on  behalf  of  the
     Partnership, is hereby specifically authorized, without limitation, to:

                (i) acquire, hold, re-lease, finance and refinance, upgrade, sell, exchange or otherwise dispose of Equipment (except as limited by Section 5.5), directly, or through joint ventures pursuant to Section 5.5(h), provided that the General Partner and its Affiliates shall give the Partnership a right of first refusal with respect to all Upgrades leased by any of them with respect to Equipment owned by the Partnership and, provided, further, that Equipment that is used by a Lessee outside of the United States of America, Canada or Mexico shall, in the aggregate, have a total Equipment Purchase Price of less than 10.0% of the aggregate Equipment Purchase Price of all of the Partnership's Equipment at the time of the purchase of any Equipment to be used by the Lessee outside of said three countries;

                (ii) maintain and operate the Equipment so as to comply with the provisions of any Lease or any indebtedness secured by the Equipment or by any receivable;

                (iii)     ensure the proper  application   of  revenues  of  the
           Partnership;

                (iv) maintain proper books of account for the Partnership and prepare all reports of operations and tax returns that are to be furnished to the Partners and Assignees pursuant to this Agreement or that are required by taxing bodies or other governmental agencies;

                (v) maintain or cause to be maintained, to the extent deemed necessary by the General Partner, adequate insurance with respect to general liability of the Partnership and with respect to the Equipment and any other insurable assets of the Partnership pursuant to policies of insurance in form and coverage customary to property similar to the Equipment and such other insurable assets;

                (vi)      supervise the offer and sale of Units;

                (vii) designate depositories of the Partnership's funds, and the terms and conditions of such deposits and drawings thereon;

                (viii) invest Net Offering Proceeds and, during the Reinvestment Period, reinvest Cash From Operations and Cash From Sales, pursuant to the policies and objectives set forth in the Prospectus;

                (ix) hold all or any portion of the Equipment and other assets of the Partnership in the name of one or more trustees, nominees or other agents of or for the Partnership for the purpose of facilitating transactions involving those assets or permitting those assets or the owner of those assets to be registered as required by any applicable law, statute or regulation;

                (x) establish and maintain sufficient Reserves for such purposes and in such amounts as the General Partner deems appropriate from time to time and to increase, reduce or eliminate Reserves as it deems appropriate from time to time, subject to the minimum Reserve requirements set forth in Section 5.2(d);

                (xi) determine the appropriate accounting method or methods to be used by the Partnership;

                (xii) execute and file with any state tax authority, if necessary or appropriate to comply with or minimize withholding obligations under the law of any state, a statement on behalf of the Partners acknowledging and confirming their obligations to file tax returns with such state;

                (xiii) determine the timing and amount of distributions to the Partners;

                (xiv) amend this Agreement to reflect the addition or substitution of Partners or the reduction of Capital Contributions or Adjusted Capital Contributions without action by the Limited Partners;

                (xv)      make  any  expenditures,  borrow  money as provided in
           Section 5.3(a)(xxv), guarantee or assume or contract for indebtedness and other liabilities, issue evidences of indebtedness and secure the same by mortgage, deed of trust or other lien or encumbrance, and incur any obligations it deems necessary for the conduct of the activities of the Partnership;

                (xvi) subject to Section 5.5(a)(vi) and (a)(xxii), acquire, dispose of (including through an installment sale or other owner-financed sale), mortgage, pledge, encumber, hypothecate or exchange any or all of the assets of the Partnership and merge the Partnership with or into another entity in accordance with the requirements of the Delaware Act and any other applicable law;

                (xvii) use the assets of the Partnership (including without limitation cash on hand) for any purpose and on any terms that are consistent with the investment objectives and policies of the Partnership, including without limitation to repay obligations of the Partnership incurred by borrowing as provided in Section 5.3(a)(xxv);

                (xviii) negotiate, execute and perform any contracts, conveyances or other instruments (e.g., notes, evidences of indebtedness, agreements, assignments, deeds, Leases, loan agreements, mortgages, security instruments, etc.) that are useful or necessary to the conduct of Partnership operations and that are consistent with the investment objectives and policies of the Partnership;

                (xix) select and dismiss employees, appraisers, attorneys, accountants, consultants and contractors, appoint agents to provide administrative and reporting services to the Partnership and determine their compensation and other terms of employment or hiring;

                (xx) control any matters affecting the rights and obligations of the Partnership, including the conduct of litigation and the incurring of legal fees and expenses and the settlement of claims and litigation;

                (xxi) bring and defend actions at law or in equity and indemnify any Person against liabilities and contingencies to the extent permitted by law and by this Agreement;

                (xxii)    make or  revoke  tax   elections   on  behalf  of  the
           Partnership, including without limitation the elections provided by Code ss.754;

                (xxiii)   engage  in  any kind of activity and perform and carry
           out contracts of any kind necessary to carry out the activities authorized in the preceding clauses of this subsection;

                (xxiv) prepare and file "group" or "composite" state income tax returns on behalf of non-resident investors in states where the Partnership conducts business;

                (xxv) borrow cash as it deems appropriate for the business of the Partnership, including, but not limited to, nonrecourse loans secured by items of Equipment and the refinancing of Equipment, whether or not such Equipment secures prior borrowings, provided that all such borrowings shall not, in the aggregate, exceed 50.0% of the aggregate Equipment Purchase Price (excluding the amount of any Acquisition Fees included therein) of Equipment purchased by the Partnership as of the date of the borrowing, and provided, further, that all recourse borrowings of the Partnership shall not exceed 10.0% of the aggregate Equipment Purchase Price (excluding the amount of Acquisition Fees included therein) of Equipment purchased by the Partnership as of the date of the borrowing;

                (xxvi) allocate "unallocated items," reallocate "misallocated items" and/or"reallocate "erroneously allocated items" in accordance with Section 4.5 above; and

                (xxvii) allocate specially items of income or gain to the extent necessary to achieve and maintain the financial uniformity of the Units for purposes of determining Payout for the Class A Limited Partners in accordance with Section 4.5 above.

                (xxviii) elect to treat Class A Limited Partners as being admitted to the Partnership on the day they acquire Units for purposes of determining the interest of such Class A Limited Partners in Profits, Losses and other specifically allocated items and in distributions of Distributable Cash hereunder.

           (b) Any Person dealing with the Partnership may rely upon a certificate signed by the General Partner as to:

                (i)       the identity of any Partner;

                (ii) the existence or non-existence of any fact or facts that constitute a condition precedent to acts by the General Partner or are in any other manner germane to the affairs of the Partnership;

                (iii) the Persons who are authorized to execute and deliver any instrument or document of or on behalf of the Partnership; or

                (iv) any act or failure to act by the Partnership or as to any other matter whatsoever involving the Partnership or any Partner.

           (c) Except as otherwise provided under this Agreement or by law, the General Partner may delegate all or any of its duties under this Agreement to any of its own officers, employees and agents and in furtherance of such delegation may elect, employ, contract or deal with any Person (including any Affiliate of the General Partner), provided that any fees payable in connection with any such delegation shall be paid by the General Partner.

           (d) Subject to the restriction provided in Section 5.5(a)(xxii), if, as a result of either existing or subsequently enacted federal tax legislation, Treasury Regulations or other IRS pronouncements, the Partnership is or would become taxable as a corporation, or if the General Partner determines that there is a material risk of such a result, the General Partner, with the Consent of a Majority Interest, may take any and all such actions it deems necessary or appropriate to prevent such result. Such actions may include without limitation amending this Agreement or reorganizing the Partnership into some other form of association such as a corporation or a business trust. The General Partner shall effectuate any such amendment or reorganization so that, to the extent possible and legally permissible under the circumstances, the respective interests of the Partners in the assets and income of the Partnership (or successor entity) immediately following such qualification, amendment or reorganization are substantially equivalent to such interests immediately prior thereto.

SECTION 5.4     Authority  of  General  Partner  and Its Affiliates to Deal With
                ----------------------------------------------------------------
                Partnership.
                -----------

           (a) Without limiting the other powers set forth herein, the General Partner, in the name and on behalf of the Partnership, is expressly authorized to:

                (i) pay to the Dealer-Manager (A) Sales Commissions in an amount equal to 8.0% of the Gross Offering Proceeds, which shall be reallowed to broker-dealers who make sales of Units to Class A Limited Partners, as set forth in the Dealer-Manager Agreement, and
           (B) the Dealer-Manager Fee in an amount equal to 2.0% of the Gross Offering Proceeds, as set forth in the Dealer-Manager Agreement;

                (ii) pay to itself the O&O Expenses Reimbursement in an amount equal to 4.0% of Gross Offering Proceeds;

                (iii) subject to the limitations of Section 3.10 hereof, pay to itself (A) the Origination Fee for arranging the acquisition of the Equipment and the negotiation of the Lease, if originated by the General Partner or its Affiliates, or the review and any necessary modification of the Lease if the Lease is originated by an unaffiliated party in an amount equal to 1.5% of the Equipment Purchase Price (excluding the amount of any Acquisition Fees included therein); and (B) the Evaluation Fee for services rendered in connection with evaluating the suitability of the Equipment and the credit worthiness of the Lessee and negotiation of nonrecourse loans, or the assignment of existing nonrecourse loans, secured by the Equipment in an amount equal to 2.0% of the Equipment Purchase Price (excluding the amount of any Acquisition Fees included therein); provided, however, that if the Partnership, or the General Partner or its Affiliates, in connection with the purchase of any Equipment pays any fees or reimburses any fees to unaffiliated finders and brokers, such fees shall be deducted from the Origination Fee otherwise payable to the General Partner in connection with the Equipment acquired through the efforts of such finders and brokers until such Origination Fee is reduced to zero, but the Partnership must bear the cost of the third-party Acquisition Fee to the extent that it exceeds the Origination Fee otherwise payable to the General Partner; provided, further, however that in no case shall any Acquisition Fees of any type be paid by the Partnership with respect to the purchase of Equipment by the Partnership, directly, with the funds contributed to the Partnership by the Class B Limited Partner;

                (iv)      pay to  itself the Management Fee, monthly in arrears,
           equal to 2.0% of monthly Gross Rentals paid pursuant to all Leases, as compensation for services actually rendered in connection with the management of the Partnership's Equipment; provided if for any month the Class A Limited Partners do not receive the First Cash Distributions in full, then the General Partner shall subordinate and defer its receipt of Management Fees for such month, without any interest, until the receipt by the Class A Limited Partners of all accrued but previously unpaid and current installments of First Cash Distributions, provided, further, that any fees paid by the Partnership to third parties for equipment management shall be deducted from the General Partner's Management Fee;

                (v)       reimburse  itself,  as  provided in Section 5.2(e) and
           (g);

                (vi) pay interest on funds borrowed from the General Partner or any of its Affiliates, on terms consistent with Section 5.5(d); and

                (vii) pay the Equipment Purchase Price on any item of Equipment to an Affiliate of the General Partner.

           (b) Other than as specifically authorized in this Article Five, the General Partner is prohibited from entering into any agreements, contracts or arrangements on behalf of the Partnership with itself or any Affiliate. In addition, any agreements, contracts or arrangements specifically authorized in this Article Five shall be subject to the following prohibitions:

                (i) neither the General Partner nor any Affiliate shall be given an exclusive right to sell or exclusive employment to sell any Equipment for the Partnership;

                (ii) the Sponsor shall not be paid, directly or indirectly, a commission or fee (except as permitted under Section IV of the NASAA Guidelines or the provisions of this Agreement) in connection with the distribution or reinvestment of Cash From Operations and
           Cash From Sales or the proceeds of the resale, exchange or refinancing of the Program Equipment; and

                (iii) neither the General Partner nor any Affiliate shall receive any rebates or give-ups or, nor by the making of any reciprocal business arrangements, circumvent the restrictions contained in this Agreement the NASAA Guidelines or in applicable state securities laws and regulations relating to transactions between the Partnership and the General Partner and its Affiliates.

           (c) Any agreements, contracts and arrangements with the General Partner or its Affiliates permitted by this Agreement shall be subject to the following conditions (except that Section 5.4(c)(iii), (iv) and (v) shall not apply to the fees and reimbursements set forth in Sections 5.2 and 5.4(a), provided, however, that Section 5.4(c)(iii) shall apply to any such agreements, contracts and arrangements for goods and services including those provided for in Section 5.2(e));

                (i) any such agreements, contracts or arrangements shall be embodied in a written contract (which may be this Agreement) that precisely describes the services to be rendered and all compensation to be paid;

                (ii) any such agreements, contracts or arrangements shall be fully disclosed in the Prospectus, dated April 15, 1996, unless the goods and services are provided in extraordinary circumstances. (Where the services are available elsewhere from unaffiliated parties, there would be a presumption that there are no extraordinary circumstances. Extraordinary circumstances would only be presumed where there is an emergency situation requiring immediate action by the Sponsor, and the service is not immediately available from unaffiliated parties. Extraordinary circumstances shall, in no event, include general and administrative expenses, expect as otherwise provided herein.);

                (iii) any such agreements, contracts or arrangements shall be terminable by either party, without penalty, upon 60 days prior written notice and may be modified only by vote of a Majority Interest of the Class A Limited Partners;

                (iv) the compensation, price or fee charged for providing such services may not exceed the lesser of cost of such services to the General Partner or Affiliate of any General Partner or 90.0% of the competitive compensation, price or fee of any other Person who is rendering comparable services or selling or leasing comparable goods and materials in the same or comparable geographic location that could reasonably be made available to the Partnership; and

                (v) the Person providing such services must be independently engaged in the business of rendering such services to Persons other than the Partnership or its Affiliates and at least 75.0% of such Person's gross revenue from providing such services must be derived from sources other than the General Partner or its Affiliates.

SECTION 5.5     Limitations  and  Restrictions on  Exercise of Powers of General
                ----------------------------------------------------------------
                Partner.
                -------

           (a) Notwithstanding anything in this Agreement to the contrary, the General Partner shall not:

                (i) do any act in contravention of this Agreement or the Delaware Act;

                (ii) invest Partnership funds in limited partnership interests or capital stock of other limited partnerships, corporations or other entities or associations, except as permitted under Sections 5.3(a) (ix), 5.5(h) and 10.3;

                (iii) admit a Person as a General or Limited Partner, except as permitted hereby;

                (iv) underwrite or cause the Partnership to underwrite the securities of other issuers;

                (v) perform any act required to be approved or ratified in writing by all or part of the Limited Partners under the Delaware Act, unless the right to do so is expressly granted in this Agreement;

                (vi) without the Consent of a Majority Interest, sell, pursuant to a single transaction or a series of related transactions, all or substantially all of the assets of the Partnership other than in the ordinary course of its business as set forth in the Prospectus, except for sales in connection with the liquidation and winding up of Partnership business upon its dissolution;

                (vii)     borrow or allow  an   Affiliate  to  borrow  from  the
           Partnership;

                (viii) without the Consent of a Majority Interest (or such greater number of Limited Partners as may then be required under the Delaware Act), elect to dissolve the Partnership;

                (ix) perform any act that would make it impossible to carry on the ordinary business of the Partnership;

                (x)       confess a judgment against the Partnership;

                (xi)      possess    Partnership    property,   or   assign  the
           Partnership's right in specific Partnership property, for other than a Partnership purpose;

                (xii) knowingly perform any act that the General Partner is aware would subject any Limited Partner to liability as a general partner in any jurisdiction;

                (xiii) cause the Partnership to reinvest Cash From Operations or Cash From Sales, other than as permitted in this Agreement;

                (xiv) change the Partnership's purposes from those set forth in Section 2.3;

                (xv) without the Consent of a Majority Interest, amend this Agreement, except as provided in Sections 5.3(a)(xiv), 13.1 and 13.2;

                (xvi) commingle the funds of the Partnership with those of any other Person;

                (xvii) cause the Partnership to distribute any Partnership assets in kind;

                (xviii) permit any payment or award or commissions or other compensation to be paid directly or indirectly to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise such prospective purchaser to invest in the Partnership except as described in the Prospectus;

                (xix) pay, or cause the Partnership to pay, any Acquisition Fee other than the Origination Fee, the Evaluation Fee and any additional fee described in Section 5.4(a)(iii);

                (xx) cause the Partnership to enter into any contract or agreement with the General Partner or any Affiliate, except as provided in this Agreement;

                (xxi) cause the Partnership to distribute Distributable Cash over the term of the Partnership to the General Partner pursuant to Section 4.1 of this Agreement in an aggregate amount in excess of the aggregate amount of such distributions that would be permitted under Section IV.D(1) of the NASAA Guideline;

                (xxii) cause or permit the Partnership to engage in any transaction that is a Roll-Up; or

                (xxiii)   cause the Partnership  to borrow  funds solely for the
           purpose of making cash distributions to the Partners and use such funds to make distributions to the Partners.

           (b) The General Partner shall cause the Partnership to follow the criteria under "Equipment Investment Criteria" set forth in the Prospectus. All funds held by the Partnership that are not invested in Equipment shall be invested by the General Partner as provided in Section 10.3.

           (c) The Partnership may not acquire Equipment in which the Sponsor either has, or in the past has had, an interest, except for Equipment acquired on a temporary or interim basis (generally not longer than six months) by the Sponsor for the purpose of facilitating the acquisition by the Partnership of the Equipment or obtaining financing for the Partnership or any other purpose related to the business of the Partnership. The Partnership may acquire any such Equipment only if the Sponsor determines that: (i) such acquisition is in the best interests of the Partnership;
     (ii) such Equipment is to be purchased by the Partnership for a price no greater than the Cost of such Equipment to the Sponsor minus any rents or other proceeds that are received by the Sponsor in connection with the leasing of, or other arrangement with respect to, the Equipment, except compensation in accordance with Section IV of the NASAA Guidelines, unless the current value of Equipment to be acquired from it or an Affiliate is less than the price so calculated, in which case such Equipment shall be acquired at the lesser of (A) such price so calculated or (B) the then fair market value of such Equipment, as determined by an independent nationally-recognized equipment appraiser selected by the Sponsor; (iii) there is no difference in interest terms of the loans secured by the Equipment at the time acquired by the Sponsor and the time acquired by the Partnership; and (iv) no other benefit arises out of such transaction to the Sponsor apart from compensation otherwise permitted by this Agreement. The Sponsor shall not purchase Equipment from an affiliated Program for sale to the Partnership under the preceding sentence. The Partnership shall neither purchase nor lease Equipment from, nor lease or sell Equipment to, the Sponsor, except as provided above and in accordance with Section V of the NASAA Guidelines, or a sale to the Sponsor, in the absence of a secondary market for Equipment, in connection with the dissolution and liquidation of the Partnership where the proceeds of such sale are used to redeem or liquidate 100% of the outstanding Units together with accrued distributions to the date of such redemption or liquidation, provided all of the following conditions have been met: (i) the Consent of a Majority Interest has been obtained, (ii) the Partnership has obtained, at its cost, two independent appraisals of the fair market value of Equipment to be sold, (iii) the sales price is at least equal to the average of the two appraisals, (iv) the General Partner has determined that such sale is in the best interest of the Limited Partners and (v) the Sponsor shall not sell such Equipment to another limited partnership sponsored by the Sponsor. Any profits earned on Equipment temporarily held by the Sponsor will be paid to the Partnership.

           (d) No loans may be made by the Partnership to the General Partner or any Affiliate. The General Partner or any Affiliate may lend funds on a short-term basis to the Partnership, but only with interest rates: (i) not in excess of the General Partner's or Affiliate's own cost of borrowing;
     (ii) in any event, not in excess of the interest rate charged (without reference to the General Partner's or any Affiliate's financial abilities or guaranties) by unrelated lenders on a comparable loan for the same purpose in the same geographic area; and (iii) that shall not exceed by more than 3.0% per annum the "prime rate" from time to time announced by The Chase Manhattan Bank, N.A. Neither the General Partner nor any Affiliate shall provide Permanent Financing for the Partnership. For this purpose "Permanent Financing" means that some portion of principal and interest on the financing provided by the General Partner or any Affiliates is due and payable more than 12 months after the date of the loan. Neither the General Partner nor any Affiliates may receive points or other financial charges or fees in any amount in respect of any loans to the Partnership, although the General Partner's compensation (such as the Evaluation Fees and the Management Fee) may be increased as an indirect result of such loans.

           (e) If the Sponsor purchases Equipment in its own name and with its own funds in order to facilitate the ultimate purchase of such Equipment by the Partnership, the Sponsor shall be entitled to receive interest from the Partnership on the funds expended for such purpose on behalf of the Partnership as provided in the definition of "Cost," but interest shall not be paid for any period in excess of the six-month period permitted by
     Section 5.5(c) with respect to any item of Equipment. Interest on any such temporary purchases shall be at a rate not to exceed the Sponsor's own cost of borrowing and in any event shall not be in excess of the amounts that are charged (without reference to the Sponsor's financial abilities or guaranties) by unrelated banks on comparable loans for the same purpose in the same geographic area, and the annual interest charged on any such loan shall not exceed by more than 3.0% the "prime rate" from time to time announced by The Chase Manhattan Bank, N.A. until the purchase of the Equipment by the Partnership.

           (f) The Partnership shall not acquire any Equipment in exchange for Units.

           (g) The Partnership shall not acquire Equipment from a Program in which the General Partner or an Affiliate has an interest.

           (h) The Partnership shall not make investments in affiliated general or limited partnership interests of any other affiliated Program, nor shall the Partnership enter into a joint venture or general partnership with an unaffiliated Person except for a general or limited partnership, joint venture, trust, or other Person or arrangement (collectively, a "Joint Venture") with respect to which each of the following conditions is satisfied. First, the Partnership shall acquire a controlling interest in any such Joint Venture, which interest, in the case of a limited partnership, shall be as a general partner. For purposes hereof, the Partnership shall be deemed to have a "controlling interest" in the Joint Venture if the Partnership holds an interest of not less than 50.0% in the capital and profits of the Joint Venture, and the Joint Venture agreement or related documents grant to the Partnership the joint (or exclusive) right to make basic management decisions concerning the leasing, re-leasing, financing, refinancing, sale or other disposition of the Equipment. Second, no such Joint Venture shall be entered into by the Partnership that involves the payment of duplicative equipment management or other fees or that would have the effect of circumventing any of the restrictions on and prohibitions of transactions involving conflicts of interest contained in this Agreement. The Partnership may enter into Joint Ventures that satisfy the preceding requirements with respect to any item or items of Equipment at any time prior to the end of the Reinvestment Period.

                Notwithstanding the foregoing, the Partnership may enter into Joint Ventures with Affiliates of the General Partner or Persons sponsored by the General Partner or their Affiliates (including Joint Ventures organized after the Partnership's Initial Closing Date) but only if (i) such Joint Ventures have substantially identical investment objectives and management compensation provisions to those of the Partnership, (ii) such Joint Venture does not involve the payment of duplicative equipment management or other fees and does not have the effect of circumventing any of the restrictions on and prohibitions of transactions involving conflicts of interest contained in this

Agreement, (iii) the compensation to the General Partner and its Affiliates with respect to such Joint Ventures is substantially identical to the compensation described in this Agreement, (iv) in the event of a proposed Sale of the Equipment or interest therein initiated by another Joint Venture partner, the Partnership has a right of first refusal, pro rata with the remaining parties, to purchase the other party's or parties' interest, (v) the Joint Venture is entered into either for the purpose of effecting appropriate diversification for the Partnership or for the purpose of relieving the General Partner or any Affiliate thereof from a commitment entered into in connection with the acquisition of Equipment which was acquired for subsequent transfer to the Partnership, and (vi) the investment by each party is on substantially the same terms and conditions, except as result from varying percentage interests in the Joint Venture. The parties to a Joint Venture must agree in writing as to the allocation of profits and losses and the distribution of cash from the Joint Venture. The Partnership may enter into Joint Ventures that satisfy the preceding requirements with respect to any item or items of Equipment at any time prior to the end of the Reinvestment Period.

                The Partnership may also enter into a Joint Venture with one or more unaffiliated Persons and one or more Persons that are Affiliates of a General Partner, or a Person sponsored by a General Partner or its Affiliates (such joint venturers being referred to as the "Affiliated Venturers"), provided that (i) the Partnership and its Affiliated Venturers acquire collectively a "controlling interest" (as such term is described above) in such Joint Venture;
(ii) the conditions set forth in clauses (i)-(iii), (v) and (vi) of the foregoing paragraph are satisfied; (iii) the Joint Venture Agreement or related documents grant to the Partnership and its Affiliated Venturers the joint right to make basic management decisions concerning the leasing, financing, refinancing, sale or other disposition of the Equipment, and (iv) in the event of a proposed Sale of the Equipment or interest therein initiated by another Joint Venture partner, the Partnership has a right of first refusal, pro rata with the other Affiliated Venturers only, to purchase such other joint venturer's interest therein.

SECTION 5.6     Duties and Obligations of General Partner.
                -----------------------------------------

           (a) The General Partner shall devote to the affairs of the Partnership such time as may be necessary for the proper performance of its duties hereunder, but neither the General Partner nor the officers, directors or shareholders of the General Partner shall be expected to devote their full time to the performance of such duties. The General Partner shall provide both equipment management and additional services relating to the continued and active operation of the Equipment, such as on-going marketing and re-leasing of equipment and maintenance, repair and storage services.

           (b) The General Partner shall take such action as may be necessary or appropriate for the continuation of the Partnership's valid existence under the laws of the State of Delaware and in order to form or qualify the Partnership under the laws of any jurisdiction in which the Partnership is doing business or in which such formation or qualification is necessary to protect the limited liability of the Limited Partners or in order to continue in effect such formation or qualification. The General Partner shall file or cause to be filed for recordation in the office of the appropriate authorities of the State of Delaware, and in the proper office or offices in each other jurisdiction in which the Partnership is formed or qualified, such certificates, including limited partnership and fictitious name certificates and other documents as are required by the applicable statutes, rules or regulations of any such jurisdiction.

           (c) The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership.

           (d) The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control. The General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership and Partnership funds shall not be deposited with affiliated financial institutions or be used in compensating balance arrangements for the benefit of any entity other than the Partnership. The General Partner shall not delegate to any party the fiduciary duty owed by it to any Partner. In addition, no Partner shall be permitted to contract away the fiduciary duty owed to such Partner by the General Partner under the common law.

           (e) Subject to Section 5.8(c), the General Partner is authorized, in its sole discretion, to cause the Partnership to acquire policies of limited partnership liability insurance, insuring the General Partner, its officers, directors, employees, shareholders and certain of its Affiliates against certain liabilities in connection with the business of the Partnership and insuring the Partnership against certain liabilities with respect to any indemnification that it is legally required or permitted to provide under this Agreement to such General Partner, its officers, directors, employees, shareholders and such Affiliates.

           (f) Subject to the provisions of this Article Five, the General Partner may delegate any or all of the powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

SECTION 5.7     Other Activities.
                ----------------

                The General Partner and its Affiliates may engage independently or with others in other business ventures of every nature and description, including without limitation the rendering of advice or services of any kind to other investors and the making or management of other investments, including investments in equipment. Neither the Partnership nor any Partner shall have any right, by virtue of this Agreement or the partnership relationship created hereby, in or to such other ventures or activities, or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper.
Neither the General Partner nor any of its Affiliates shall be obligated to present any particular investment opportunity to the Partnership even if such opportunity is of a character that, if presented to the Partnership, could be taken by the Partnership and each of such Persons shall have the right to take for its own account (individually or as a trustee) or to recommend to others any such particular investment opportunity. Whenever a conflict of interest arises between another investment entity sponsored by a General Partner or its

Affiliates, and the Partnership or any Limited Partner, the General Partner shall, in resolving such conflict, consider the relative interests of the parties involved in such conflict or affected by such action, any customary or accepted industry practices and any applicable generally accepted accounting practices or principles.

SECTION 5.8     Limitation  on  Liability  of  General  Partner and  Affiliates;
                ----------------------------------------------------------------
                Indemnification.
                ---------------

           (a) Neither the General Partner nor its Affiliates, performing services for, or acting on behalf of, the Partnership and acting within the scope of the General Partner's authority as set forth in this Agreement (the "Indemnitees"), shall have any liability, responsibility or accountability in damages or otherwise to any Partners or the Partnership for any loss or liability suffered by the Partnership that arises out of any act or omission performed or omitted by such Indemnitee where such Indemnitee has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Partnership, and the Indemnitee was acting on behalf of or performing services for the Partnership, and such liability or loss was not the result of negligence or misconduct by such Indemnitee. Each Indemnitee shall be indemnified by the Partnership and the Partnership hereby agrees to indemnify and hold harmless each Indemnitee from and against any and all liabilities, losses, damages, judgments, costs, and expenses ("Liabilities") provided that the same were not the result of negligence or misconduct on the part of the Indemnitee and the Indemnitee has determined, in good faith, that the course of conduct which caused the Liability was in the best interests of the Partnership, including without limitation all reasonable legal fees. Notwithstanding the foregoing, each Indemnitee shall be liable, responsible and accountable, and the Partnership shall not be liable to any such Indemnitee, for any portion of such Liabilities that resulted from such Indemnitee's own fraud, negligence, misconduct or, if applicable, breach of fiduciary duty to the Partnership or any Partner. Subject to Section 5.8(d), such Indemnitee shall have the right to employ separate counsel of its choice in such legal action and the reasonable legal expenses of such counsel and other costs incurred as a result of such legal action shall constitute disbursements for the purposes of advances from the Partnership pursuant to Section 5.8(d). Such indemnification or agreement to hold harmless is recoverable only out of the assets of the Partnership and not from the Limited Partners. The payment of all such obligations shall be made before any distributions are made from Cash from Operations or Cash from Sales.

           (b) Notwithstanding anything to the contrary contained in Section 5.8(a), the Partnership shall not furnish indemnification to an Indemnitee or to any person acting as a broker-dealer for any Liabilities imposed by judgment, and costs associated therewith, including attorney's fees, arising from or out of a violation of federal or state securities laws unless: a court either (i) approves the settlement and finds that indemnification of the settlement and related costs should be made, or (ii) approves indemnification of litigation costs if a successful defense is made; and in either case, (iii) the court shall have been apprised by the Indemnitee seeking indemnification hereunder as to the current positions of the Commission, the Massachusetts Securities Division, the Tennessee Securities Division and any state securities regulatory authority which is specifically set forth in this Agreement and in which plaintiffs claim they were offered or sold Units with respect to the issue of indemnification for securities laws violations.

           (c) The Partnership shall not incur the cost of that portion of any liability insurance which insures any Indemnitee for any Liability as to which such Indemnitee is prohibited from being indemnified under this
     Section 5.8.

           (d) Advances from Partnership funds to an Indemnitee, for legal expenses and other costs incurred as a result of any legal action initiated against the Indemnitee by a Limited Partner of the Partnership in his capacity as such, are prohibited. Except as provided in the foregoing sentence, advances from Partnership funds to an Indemnitee for legal expenses and other costs incurred as a result of any initiated legal action, are permissible if the following conditions are satisfied: (i) such legal action relates to any action or inaction on the part of the Indemnitee in the performance of its duties or provision of its services on behalf of the Partnership; (ii) such legal action is initiated by a third party who is not a Limited Partner; and (iii) such Indemnitee undertakes to repay any funds advanced in cases in which such Indemnitee would not be entitled to indemnification pursuant to Section 5.8(a). If advances are permissible under Sections 5.8(a) and 5.8(d), the Indemnitee shall furnish the Partnership with an undertaking as set forth in subsection (iii) of the foregoing sentence and shall thereafter have the right to bill the Partnership for, or otherwise request that the Partnership pay, at any time and from time to time after such Indemnitee has become obligated to make payment therefor, any and all amounts for which such Indemnitee has determined in good faith that such Indemnitee is entitled to indemnification under Section 5.8(a). The Partnership shall pay any and all such bills and honor any and all such requests for payment for which the Partnership is liable as determined in Section 5.8(a). In any case wherein the General Partner disputes such Indemnitee's entitlement to indemnification, the General Partner shall seek a final determination from the applicable court as to whether the Partnership is obligated to a particular Indemnitee. If a final determination is made by the applicable court that the Partnership is not so obligated in respect to any amount paid by it, such Indemnitee shall refund such amount, plus interest thereon at the then prevailing market rate of interest, within 60 days of such final determination and, if a final determination is made by the applicable court that the Partnership is so obligated in respect to any amount not paid by the Partnership to a particular Indemnitee, the Partnership shall pay such amount to such Indemnitee.

SECTION 5.9     Tax Status of Partnership.
                -------------------------

           (a) The General Partner shall use its best efforts to meet such requirements of the Code, as interpreted from time to time by the IRS, as necessary to assure that the Partnership shall be classified as a partnership for federal income tax purposes.

           (b) The General Partner shall use its best efforts to maintain its net worth at such levels as Tax Counsel to the Partnership requires in order to provide Tax Counsel's favorable opinion as to the status of the Partnership as a partnership for federal tax purposes. The General Partner's net worth (computed in accordance with generally accepted accounting principles, except that stockholders' equity shall not be reduced by notes receivable from stockholders) shall not be less than the greater of (i) $1,000,000 or (ii) 2.5% of the Gross Offering Proceeds at any time during the term of the Partnership. To support its net worth at or above this level, the General Partner specifically agrees not to distribute or otherwise dispose of that certain Non-Negotiable Demand Note, dated December 18, 1995, contributed to the capital of the General Partner by its sole shareholder, Capital Associates, Inc.

                                   ARTICLE SIX

                           CHANGES IN GENERAL PARTNER

SECTION 6.1     Certain Withdrawals of General Partner.
                --------------------------------------

           (a)  The Voluntary  Withdrawal  of the  General  Partner  pursuant to
     Section 17-602 of the Delaware Act is not permitted without the Consent of a Majority Interest. The designation of an Assignee to be a successor or additional General Partner, whose Partnership Interest in the Partnership shall be such as is agreed upon by the General Partner and such a successor or additional General Partner, is permitted, provided that the conditions contained in Section 6.2 have been met.

           (b) If there is a Voluntary Withdrawal of the General Partner from the Partnership or such General Partner Assigns its entire Partnership Interest, such General Partner shall be and shall remain liable for all obligations and liabilities incurred by the Partnership before such Voluntary Withdrawal or Assignment becomes effective but, so long as such Voluntary Withdrawal or Assignment was effected in accordance with the terms of this Agreement, such General Partner shall be free of any obligation or liability for wrongful withdrawal or incurred on account of the activities of the Partnership from and after such Voluntary Withdrawal or Assignment becomes effective.

           (c) There shall be no Voluntary Withdrawal of the General Partner from the Partnership pursuant to Section 17-602 of the Delaware Act unless at least 60 days notice is given to each Limited Partner at his record address, or at such other address that he may have furnished in writing to the General Partner.

           (d) The General Partner may be removed by the vote of the Class A Limited Partners as provided in Section 11.2(a)(iv).

SECTION 6.2     Admission of Additional or Successor General Partner.
                ----------------------------------------------------

                A Person shall be admitted as an additional or successor General Partner of the Partnership only if each of the following conditions is satisfied:

           (a) the admission of such Person shall have been Consented to, or ratified, in accordance with the terms of Section 11.2, by a Majority
     Interest, in accordance with the terms of Section 11.2 and a Class B Majority, taking into account only those Class B Limited Partners that are not Affiliates of the General Partner;

           (b) such Person shall have accepted and agreed to be bound by the terms and provisions of this Agreement, by executing a counterpart hereof, and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner shall have been filed for recording, and all other actions required by law in connection with such admission shall have been performed;

           (c) if such Person is a corporation, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of its authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

           (d) counsel for the Partnership shall have rendered an opinion to the Partnership that the admission of such Person as a General Partner is in conformity with the Delaware Act and that none of the actions taken in connection with the admission of such Person is in violation of the Delaware Act, shall impair the limited liability of the Limited Partners, shall cause the termination or dissolution of the Partnership for tax purposes or otherwise, shall cause the Partnership to be classified other than as a partnership (including as a publicly-traded partnership) for federal income tax purposes or shall violate federal or state securities laws.

SECTION 6.3     Consent of Class A Limited  Partners to Admission  of Additional
                ----------------------------------------------------------------
                or Successor General Partner.
                ----------------------------

                Unless otherwise prohibited by the Delaware Act at the time that such Consent is necessary, each of the Class A Limited Partners, by the execution of this Agreement, Consents to the admission of any Person as a successor or additional General Partner upon which there has been given the express Consent of a Majority Interest. Upon receipt of such Consent, such admission shall, without any further Consent or approval of the Class A Limited Partners, be the act of all the Class A Limited Partners.

SECTION 6.4     Effect of Voluntary  Withdrawal of General Partner or Removal of
                ----------------------------------------------------------------
                General Partner by Class A Limited Partners.
                -------------------------------------------

           (a) Upon the Voluntary Withdrawal of the General Partner or the removal of the General Partner by the Class A Limited Partners (other than removal for cause, as defined in Section 6.4(b)), the following shall apply:

                (i) The Partnership shall pay the departing General Partner the then present fair market value of its General Partner Partnership Interest ("Fair Value"). The Fair Value of the departing General Partner's Partnership Interest shall be determined by agreement between the departing General Partner and the Partnership. If the departing General Partner and the Partnership cannot agree on such Fair Value within 30 days of the date of a Voluntary Withdrawal, or the date of the Notice referred to in Section 11.2(a)(iv), in the case of a removal, the Fair Value thereof shall be determined by arbitration in accordance with the then current rules of the

           American Arbitration Association, i.e., the departing General Partner to choose one arbitrator, the Partnership to choose one arbitrator and the two arbitrators so chosen to choose a third arbitrator. The decision of a majority of such arbitrators as to the Fair Value shall be final and binding and may be enforced by legal proceedings. The departing General Partner and the Partnership shall each compensate the arbitrator appointed by it. The compensation of the third arbitrator shall be borne equally by such parties. Upon the Voluntary Withdrawal of the General Partner or the removal of the General Partner by the Class A Limited Partners (other than removal for cause), the Class B Limited Partner shall retain the Class B Interest on the same terms and conditions as if the General Partner had not withdrawn. (ii) Where the departing General Partner is removed by the Class A Limited Partners, payment of the Fair Value shall be in the form of an interest bearing promissory note maturing in no less than five years, which may be paid, unless the Partnership's capital would be impaired, in five equal annual installments, the first of which shall be paid on the first business day after the date one year after the date of such removal. The unpaid portion of such amount shall bear interest at the publicly announced "prime rate," from time to time, of The Chase Manhattan Bank, N.A. from the date such first installment is to be paid, such interest to accrue and be paid annually in addition to each such annual installment. Where the departing General Partner effects a Voluntary Withdrawal, payment of the Fair Value shall be in the form of a non-interest bearing unsecured promissory note with principal payable, if at all, from distributions that the departing General Partner otherwise would have received under this Agreement had the General Partner not voluntarily withdrawn. All loans and advances from the departing General Partner shall be repaid in the ordinary course according to their terms.

                (iii) Subject to this Section 6.4, the departing General Partner shall, as of the effective date of a Voluntary Withdrawal or removal by the Class A Limited Partners, cease to share in any Partnership allocations or distributions with respect to its Partnership Interest as a General Partner.

           (b) Upon the removal for cause of the General Partner by the Class A Limited Partners, the provisions of Section 6.4(a) shall apply, except that "Fair Value" of the removed General Partner's Partnership Interest for purposes of this Section 6.4(b) shall be zero. The Class B Limited Partner shall retain the Class B Interest on the same terms and conditions as if the removal of the General Partner had not occurred. As used in this
     Section 6.4(b), the term "cause" shall mean the commission of any act or the failure to take any action that, as determined by a court of competent jurisdiction in a final judgment subject to no further appeals, constitutes gross negligence, willful misconduct or fraud and has a material adverse effect on the Partnership.

           (c)  Following the Withdrawal of the General  Partner,  the remaining
     General Partners (including a successor General Partner, if any) shall receive and have transferred to one or more of them, and the departing General Partner shall transfer to one or more remaining General Partners (including a successor General Partner, if any), without cost, such Partnership Interest as the remaining General Partners (including a successor General Partner, if any) deem necessary to assure that the remaining General Partners (including a successor General Partner, if any) retain, in the aggregate, a Partnership Interest representing at least 1.0% interest in all items of Partnership Profit or Loss and cash distributions.

           (d) If, at the time of Withdrawal of the General Partner, the departing General Partner was not the sole General Partner of the Partnership, the remaining General Partner or Partners shall immediately:
     (i) give Notice to the Limited Partners of such Withdrawal; and (ii) prepare such amendments to this Agreement and execute and file for recording such amendments or documents or other instruments necessary to reflect the assignment, transfer or termination (as the case may be) of the Partnership Interest of the departing General Partner.

           (e) All parties hereto hereby agree to take all actions and to execute all documents necessary or appropriate to effect the foregoing provisions of this Section 6.4.

                                  ARTICLE SEVEN

                       ASSIGNMENT OF PARTNERSHIP INTERESTS
                               OF LIMITED PARTNERS

SECTION 7.1     Assignment.
                ----------

                There shall be no Assignment of a Limited Partner's Partnership Interest, in whole or in part, except in accordance with the terms and conditions set forth in this Article Seven. Any Assignment or purported
Assignment of any such Partnership Interest not made in accordance with this Article Seven shall be null and void.

SECTION 7.2     Withdrawal of Limited Partners.
                ------------------------------

                No Limited Partner shall have any right to withdraw from the Partnership; provided that when an Assignee of a Limited Partner's Units or Class B Interest, as the case may be, becomes a Record Holder, the rights of the assignor Limited Partner shall cease with respect to such rights or interests in the Units or Class B Interest so Assigned, but until such Assignee becomes a substituted Limited Partner such assignor Limited Partner shall continue to be the Limited Partner on the books and records of the Partnership and shall continue to have the rights provided in Article Eleven, which rights shall not be assignable.

SECTION 7.3     Assignment of Partnership Interests.
                -----------------------------------

                Except for Assignments by operation of law, a Limited Partner may not Assign all or any part of his Units or Class B Interest and, in addition, no such Assignment may be effected unless such Limited Partner shall file with the Partnership, in form and substance satisfactory to the General Partner, a duly executed counterpart of the instrument making such Assignment, and such instrument: (i) evidences the written acceptance by the Assignee of all of the terms and provisions of this Agreement; (ii) represents that such Assignee has authority to enter into, and agrees to comply with and be bound by, all the provisions of this Agreement; (iii) gives the Consents, approvals, and waivers set forth herein; (iv) grants the Power of Attorney in Section 13.1; (v) represents that such Assignee is not an entity exempt from federal income tax, and is not controlled by any such entity, unless written notice thereof has been received by the Partnership; (vi) represents that such Assignment was made in accordance with all applicable laws and regulations (including without limitation such minimum investment and investor suitability requirements as may then be applicable under state securities laws); and (vii) is accompanied by a fee set by the General Partner from time to time, in partial reimbursement of the Partnership's costs respecting the Assignment. All Assignments shall be effective for record purposes as of the first day of the month following the date upon which all of the conditions of this Section 7.3 shall have been satisfied.

SECTION 7.4     Distributions.
                -------------

                The Partnership shall be required to make each distribution in respect of Units or the Class B Interest only to the Record Holders thereof as of the Record Date set for the distribution. Such payment shall constitute full payment and satisfaction of the Partnership's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment, by reason of an Assignment or otherwise.

SECTION 7.5     Restrictions on Assignment.
                --------------------------

           (a) Unless in each of the following instances the General Partner shall give its express written approval, no Units or Class B Interests may be Assigned or otherwise transferred:

                (i)       to  a   minor  or   incompetent  (unless  a  guardian,
           custodian or conservator has been appointed to handle the affairs of such Person);

                (ii) to any Person not permitted to be an Assignee under applicable law, including without limitation applicable federal and state securities laws;

                (iii) to any Assignee of Units if such Assignee would hold after such Assignment an interest in fewer than 20 Units (8 Units in the case of an IRA or Qualified Plan) or if, following an Assignment of an interest in fewer than all his Units, an assignor would retain an interest in fewer Units than would have satisfied the minimum investment standards applicable to his initial purchase of Units;

                (iv) to any Person if, in the opinion of Tax Counsel, such Assignment would result in the termination under the Code of the Partnership's Year or its status as a partnership for federal income tax purposes; or

                (v) to any Person if such Assignment would affect the Partnership's existence or qualification as a limited partnership under the Delaware Act or the applicable laws of any other jurisdiction in which the Partnership is then conducting business.

                In the case of a proposed Assignment that is prohibited solely under Section 7.5(a)(iv), however, the Partnership shall be obligated to permit such Assignment to become effective if and when, in the opinion of Tax Counsel, such Assignment would no longer have either of the adverse consequences under the Code that are specified in Section 7.5(a)(iv).

           (b) The General Partner is expressly authorized to suspend transfers of Units if and when any such transfer would result in the transfer of 50.0% or more of the Units within a 12-month period.

                So long as there are adverse federal income tax consequences from being treated as a "publicly traded partnership" for federal income tax purposes, the General Partner shall not permit any interest in a Unit to be Assigned on a secondary public market (or a substantial equivalent thereof) as defined under the Code and any regulations promulgated thereunder (a "Secondary Market") and, if the General Partner determines, in its sole discretion, that a proposed Assignment was effected on a Secondary Market, the Partnership and the General Partner have the right to refuse to recognize any such proposed Assignment and to take any action deemed necessary or appropriate in the General Partner's reasonable discretion so that such Assignment is not in fact recognized. For purposes of this Section 7.5(b), an Assignment that results in a failure to meet one or more of the "safe harbor" provisions of Treas. Reg. ss.1.7704-1, or any substitute safe-harbor provisions subsequently established by Treasury Regulation, shall be treated as causing the Units to be traded on a Secondary Market. The Class A Limited Partners agree to provide all information respecting Assignments that the General Partner deems necessary in order to determine whether a proposed transfer occurred on a Secondary Market. The General Partner shall incur no liability to any investor or prospective investor for any action or inaction by it in connection with the foregoing, provided that it acted in good faith.

SECTION 7.6     Redemption of Partnership Units.
                -------------------------------

           (a) A Class A Limited Partner shall have the right, at any time after the expiration of 36 months from the Closing Date, to request that the Partnership repurchase all or any number of Units by submitting a written request to the General Partner. A Class A Limited Partner who has a Health Emergency (or his representative) may request a repurchase of Units prior to the expiration of the 36-month period described in the preceding sentence. To the extent permitted by applicable laws and regulations and, if in the sole and absolute discretion of the General Partner, such repurchase shall not (i) cause the Partnership to be taxed as a corporation (or cease to be taxed as a partnership) under Code ss.7704 or under any other provision of the Code, (ii) impair the capital or operations of the Partnership or (iii) result in payment of an excessive price for the Units redeemed, the Partnership shall repurchase Units from one or more Class A Limited Partners (or assignees) who so request, up to a maximum of 2.0% of total outstanding Units per year. The Partnership may redeem Units in excess of this 2.0% amount if, in the General Partner's sole discretion, the standards set forth in the preceding sentence shall remain satisfied.

           (b) Within 60 days after receipt of a written request for redemption, the General Partner shall accept or deny the request. The General Partner shall, in its sole and absolute discretion, decide whether a repurchase is in the best interest of the Partnership and shall not be required to provide any reason for the denial of a repurchase request.

           (c) The repurchase price for repurchased Units shall be determined by the General Partner as of the last day of the Quarter prior to the Quarter during which such request was received. The repurchase price per Unit shall equal the Unrecovered Capital Contribution of such Unit as of such day, reduced by all distributions after the date of determination of the Unrecovered Capital Contribution made with respect to the tendered Units.

           (d) The Class A Limited Partner shall tender the repurchased Units upon the acceptance of the repurchase request by the General Partner, and the Partnership shall pay the repurchase price for the tendered Units in cash within 30 days after the end of the Quarter during which the request was received.

           (e)  Upon  the   repurchase  of  any  Units  by  the Partnership, the
     tendered Units shall be cancelled and shall no longer be deemed to represent an interest in the Partnership.

           (f) The General Partner shall, if necessary or appropriate, cause this Agreement or the Certificate to be amended to reflect the change in the interests of the Class A Limited Partners (including the person whose Units were repurchased) in the Partnership.

           (g) Neither the General Partner nor its Affiliates may request the Partnership to repurchase any Units owned by them.


                                  ARTICLE EIGHT

                          ADMISSION OF LIMITED PARTNERS
                        AND SUBSTITUTED LIMITED PARTNERS

SECTION 8.1     Admission of Limited Partners.
                -----------------------------

                On the Closing Date or the date provided in Section 3.4(g), the General Partner shall admit the Class A and Class B Limited Partners to the Partnership. Each such party shall either execute a counterpart of this

Agreement (either individually or through the General Partner that is granted a power-of-attorney by such party in the Subscription Agreement and in Section
13.1 hereof) and thereby agree to be bound by the terms hereof, or, without such execution, take the actions required by Section 17-101(10) of the Delaware Act to become bound by the terms hereof.

SECTION 8.2     Admission of Substituted Limited Partners.
                -----------------------------------------

                An Assignee of Units or the Class B Interest shall be admitted to the Partnership if all of the following conditions are satisfied:

           (a) the instrument of Assignment provided for in Section 7.3 sets forth the intentions of the assignor that the Assignee succeed to the assignor's interest as a Limited Partner in his place, and such assignor is a Limited Partner;

           (b)  the  Assignee  shall  have fulfilled the requirements of Section
     7.3 and Section 13.2;

           (c)  the   Assignee  shall  have   paid  all  actual,  necessary  and
     reasonable administrative and filing expenses incurred by the Partnership in connection with his substitution as a Limited Partner;

           (d) the General Partner shall have consented in writing to such substitution, which Consent may be withheld or given in the sole discretion of the General Partner; and

           (e) if requested by the General Partner, the Partnership shall have received an Opinion of Counsel (at the cost and expense of the General
     Partner) to the effect that such substitution shall not cause the Partnership to cease to be treated as a partnership that is not a publicly-traded partnership for federal income tax purposes or cause a termination of the Partnership pursuant to Code ss.708 or applicable state law.

                If all of the conditions of Section 7.3 and this Section 8.2 shall have been met, the Assignee of Units or the Class B Interest shall become a substituted Limited Partner on the date as of which the General Partner Consents in writing to his admission to the Partnership as a substituted Limited Partner, which consent shall be evidenced by the filing, if required by law, of an amendment to the Certificate listing the name of such substituted Limited Partner, and the entry of the name of the Assignee on the books and records of the Partnership. Such an amendment, if any, shall be filed no later than the first day of the month following the completion of any Quarter of the Partnership during which all of the conditions of this Section 8.2 shall have been satisfied. All substitutions shall be effective for record purposes, and for purposes of Article Four, upon the filing of such amendment or, if not required, on the date of admission to the Partnership as a substituted Limited Partner. At least once each calendar quarter the General Partner shall prepare an Amendment to this Agreement reflecting any substitutions of Limited Partners as of the last business day of the prior calendar quarter.

                An Assignee of Units or Class B Interest who does not become a substituted Limited Partner in accordance with this Section 8.2 and who desires to make a further Assignment of his Units or the Class B Interest shall be subject to all of the provisions of Sections 7.3, 7.5(c) and this Section 8.2 to the same extent and in the same manner as any Limited Partner desiring to make an Assignment of his Units or Class B Interest. Failure or refusal of the General Partner to admit an Assignee as a substituted Limited Partner shall in no way affect the right of such Assignee to receive distributions of Cash From Operations, Cash From Sales or Liquidation Proceeds and the share of the Profits or Losses for tax purposes to which his predecessor in interest would have been entitled in accordance with Articles Four and Nine or to receive Partnership reports to which his predecessor would have been entitled in accordance with
Section 10.4.

                The admission of an Assignee as a substituted Limited Partner shall be effected without the Consent of any of the Partners, other than the General Partner.


                                  ARTICLE NINE

                   DISSOLUTION AND LIQUIDATION OF PARTNERSHIP

SECTION 9.1     Events Causing Dissolution.
                --------------------------

           (a) The Partnership shall dissolve upon the happening of any of the following events:

                (i) the Withdrawal of the General Partner from the Partnership, unless the remaining General Partner or General Partners agree in writing to continue the business of the Partnership within 90 days after the occurrence of such an event, but the Partnership is not dissolved and is not required to be wound up by reason of any Withdrawal if, within 90 days after the Withdrawal, all Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of Withdrawal, of one or more additional General Partners if necessary or desired;

                (ii) the Sale or other disposition of all or substantially all the assets of the Partnership;

                (iii) the election by the General Partner, with the Consent of a Majority Interest or the vote by the Limited Partners pursuant to Section 11.2(a)(iii), to dissolve the Partnership;

                (iv)      the   expiration  of  the   term  of  the  Partnership
           specified in Section 2.4; or

                (v)       any  other  event  causing  the   dissolution  of  the
           Partnership under the Delaware Act.

           (b) Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until after its affairs are wound up pursuant to the Delaware Act, the assets of the Partnership are distributed as provided in
     Section 9.3 and a certificate of cancellation is filed with the Secretary of State of the State of Delaware. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership the business of the Partnership and the affairs of the Partners shall continue to be governed by this Agreement.

SECTION 9.2     Continuation of Business of Partnership After Dissolution.
                ---------------------------------------------------------

                Upon  dissolution of the  Partnership in accordance with Section
9.1 and, in the case of Section 9.1(a)(i), a failure of all Partners to agree to continue the business of the Partnership and appoint a successor General Partner 90 days after such event, then within 90 days thereafter, a Majority Interest and a Class B Majority may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as a general partner a Person elected by a Majority Interest and a Class B Majority. Upon any such election by a Majority Interest and a Class B Majority, all Partners shall be bound thereby and shall be deemed to have consented thereto and to have requested that the records of the new limited partnership reflect their admission thereto as partners. In determining a Class B Majority for purposes of this Section 9.2, the Partnership Interest of a Class B Limited Partner that is an Affiliate of a General Partner or a withdrawing General Partner shall not be considered. If all Class B Limited Partners are Affiliates of a General Partner or a withdrawing General Partner, a Class B Majority shall not be necessary for purposes of this Section 9.2. Unless such an election is made within 180 days after dissolution, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is made within 180 days after dissolution, then:

           (a) the reconstituted limited partnership shall continue until the end of the term set forth in Section 2.4 unless earlier dissolved in accordance with this Article Nine; and

           (b) all necessary steps shall be taken to cancel the Certificate and file a new Certificate, and the successor general partner may for this purpose exercise the powers of attorney granted the General Partner pursuant to Section 13.1, provided that the right of a Majority Interest to select a successor General Partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that: (i) the exercise of the right would not result in the loss of limited liability of any Limited Partner or any materially adverse federal income tax consequences to the Limited Partners; and (ii) neither the Partnership nor the reconstituted limited partnership would cease to be treated as a partnership that is not a publicly traded partnership, for federal income tax purposes upon the exercise of such right to continue.

SECTION 9.3     Liquidation.
                -----------

           (a) Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to Section 9.2, the General Partner or, if all General Partners have withdrawn from the Partnership, then a liquidator or liquidating committee approved by a Majority Interest, shall be the liquidating trustee (the "Liquidating Trustee").

           (b) The Liquidating Trustee (if other than a General Partner) shall be entitled to receive such compensation for its services as may be approved by a Majority Interest. The Liquidating Trustee shall agree not to resign at any time without 15 days' prior written notice and may be removed at any time, with or without cause, by notice of removal approved by a Majority Interest. Upon dissolution, removal or resignation of the Liquidating Trustee, a successor and substitute Liquidating Trustee (who shall have and succeed to all rights, powers and duties of the original Liquidating Trustee) shall within 30 days thereafter be approved by a Majority Interest. The right to approve a successor or substitute Liquidating Trustee in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidating Trustee are authorized to continue under the provisions hereof, and every reference herein to the Liquidating Trustee shall be deemed to refer also to any such successor or substitute Liquidating Trustee approved in the manner herein provided. Except as expressly provided in this Article Nine, the Liquidating Trustee approved in the manner provided herein shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement to the extent reasonable and necessary to carry out the duties and functions of the Liquidating Trustee hereunder for and during such period of time as shall be reasonably required to complete the winding up and liquidation of the Partnership as provided for herein and only for such purposes. The Liquidating Trustee shall liquidate the assets of the Partnership, and apply and distribute the proceeds of such liquidation, in the following order or priority (provided that no such distributions shall be made in kind), unless otherwise required by mandatory provisions of applicable law:

                (i) First, to the payment to creditors of the Partnership, including Partners and Assignees who are creditors, in order of priority provided by law, and to the creation of a reserve of cash or other assets of the Partnership for contingent or unforeseen liabilities in an amount, if any, determined by the Liquidating Trustee to be appropriate for such purposes (which reserve shall be distributed as provided in Section 9.3(b)(ii) at such times as the Liquidating Trustee determines that it is no longer necessary); and

                (ii) to the Partners, on a pari passu basis, in proportion to the positive balances in the Partners' respective Capital Accounts on the Record Date of the distribution, as determined after giving effect to all adjustments to Capital Accounts, including without limitation adjustments for allocations of Profits or Losses relating to the Liquidation Proceeds. Distributions of Liquidation Proceeds to Partners shall be made by the end of the Year of the Partnership in which the final liquidation occurs or, if later, within 90 days after the date of the final liquidation.

                In connection with distributions in winding up the affairs of the Partnership on dissolution, the General Partner shall be required to account to the Partnership for any deficit that may exist in its Capital Account by contributing to the capital of the Partnership an amount equal to the lesser of:

                          (A) the deficit that may exist in its Capital Account at such time; or

                          (B)  an   amount   equal   to  1.01%  of  the  Capital
                Contributions to the Partnership by the Limited Partners, reduced by the Capital Contributions to the Partnership by the General Partner.

           (c) Notwithstanding the foregoing, if the Liquidating Trustee determines that an immediate sale of part or all of the Partnership's assets would cause undue loss to the Partners, the Liquidating Trustee may, after giving Notice to all the Limited Partners, to the extent not then prohibited by an applicable law of any jurisdiction in which the Partnership is then formed or qualified, defer liquidation of and withhold from distribution for a reasonable time any assets of the Partnership except those necessary to satisfy the Partnership's debts and obligations.

           (d) Each holder of Limited Partner Partnership Interests shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and his Capital Contribution thereto and shall have no recourse therefor, upon dissolution or otherwise, against the General Partner or any other Limited Partner. No Partner shall have any right to demand or receive property other than cash upon dissolution and termination of the Partnership.

SECTION 9.4     Cancellation of Certificate of Limited Partnership.
                --------------------------------------------------

                Upon the completion of the distribution of Partnership assets as provided in Section 9.3, the Partnership shall be terminated, and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be cancelled and such other actions as may be necessary to terminate the Partnership shall be taken.

SECTION 9.5     Reasonable Time for Winding Up.
                ------------------------------

                A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 9.3 in order to minimize any losses otherwise attendant upon such winding up.

SECTION 9.6     Return of Capital.
                -----------------

                The General Partner shall not be personally liable for the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

SECTION 9.7     No Capital Account Restoration.
                ------------------------------

                No Limited Partner or Assignee shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership.

                                   ARTICLE TEN

              BOOKS AND RECORDS, ACCOUNTING, REPORTS, TAX ELECTIONS

SECTION 10.1    Books and Records.
                -----------------

           (a) The books and records of the Partnership shall be maintained at the office of the General Partner, at 7175 West Jefferson Avenue, Suite 4000, Lakewood, Colorado 80235 and shall there be available for examination by any Partner or his duly authorized representatives at all reasonable times. Any Partner or his duly authorized representatives shall be permitted access to all records of the Partnership at all reasonable times for inspection or copying.

           (b) An alphabetical list of the names, addresses, and business telephone numbers of the Class A Limited Partners along with the number of Units held by each of them (the "Participant List") shall be maintained as a part of the books and records of the Partnership and shall be available for inspection by any Class A Limited Partner or its designated agent at the home office of the Program upon the request of the Class A Limited Partner.

           (c) The Participant List shall be updated at least quarterly to reflect changes in the information contained therein.

           (d) A copy of the Participant List shall be mailed to any Class A Limited Partner requesting the Participant List within ten days of the request. The copy of the Participant List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Partnership.

           (e) The purposes for which a Class A Limited Partner may request a copy of the Participant List include, without limitation, matters relating to Class A Limited Partners' voting rights under this Agreement and the exercise of their rights under federal proxy laws.

           (f) If the General Partner of the Partnership neglects or refuses to exhibit, produce, or mail a copy of the Participant List as requested, the General Partner shall be liable to any Class A Limited Partner requesting the list for the costs, including attorneys' fees, incurred by that Class A Limited Partner for compelling the production of the Participant List, and for actual damages suffered by any Class A Limited Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Participant List is to secure such list or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Class A Limited Partner relative to the affairs of the Partnership. The General Partner may require the Class A Limited Partner requesting the Participant List to represent that the list is not requested for a commercial purpose unrelated to the Class A Limited Partner's interest in the Partnership. The remedies provided hereunder to Class A Limited Partners requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Class A Limited Partners under federal law, or the laws of any state.

           (g) The General Partner, at the Partnership's expense, shall retain for five years any appraisal obtained with respect to the value of the Equipment.

           (h) The General Partner or the Dealer-Manager, at the Partnership's expense, shall retain for the term of the Partnership all subscription agreements received from Class A Limited Partners and any additional written information utilized by the General Partner in determining that all subscribers who have been admitted as Class A Limited Partners have satisfied the suitability standards as set forth in the Prospectus.

SECTION 10.2    Accounting Method.
                -----------------

                The books of the Partnership initially shall be kept on the accrual basis.

SECTION 10.3    Bank Accounts.
                -------------

                Except as otherwise provided in this Agreement, the bank accounts of the Partnership shall be maintained in such banking institutions as the General Partner shall determine. All deposits and other funds not needed in the operation of the Partnership's business may be invested in United States government securities, securities issued or guaranteed by United States government agencies, certificates of deposit and time or demand deposits in state or national banks having capital (including subordinated capital notes), surplus and undivided profits aggregating more than $100,000,000, securities issued or guaranteed by states or municipalities, bank repurchase agreements, banker's acceptances, commercial paper having investment grade ratings, securities of mutual funds that invest either in government securities or tax-exempt securities, and other similar investments. The funds of the Partnership shall not be commingled with the funds of any other Person.

SECTION 10.4    Reports.
                -------

           (a) Within 60 days after the end of each of the first 3 Quarters of each Year, the Partnership shall send to each Person who was a Record Holder during such Quarter: (i) a balance sheet; (ii) a statement of income for the Quarter then ended; (iii) a statement of Cash From Operations and Cash From Sales for the Quarter then ended (none of which need be audited);
     (iv) if the  Partnership  is  registered  or required to file reports under
     Section 12 or Section 15(d) of the Securities Exchange Act, any other financial information contained or required to be contained in the Partnership's Quarterly Report on Form 10-Q for such Quarter, pursuant to such Exchange Act; and (v) other pertinent information regarding the

     Partnership and its activities during such Quarter, including a detailed statement concerning fees received in such Quarter by the General Partner or its Affiliates for services rendered to the Partnership. Within 60 days following the end of each Quarter, until the proceeds of the offering pursuant to the Prospectus are fully invested or returned to the Partners, each Partner shall be furnished a report detailing Equipment purchases, which shall include a statement of the Equipment Purchase Price, the terms of the purchase, a statement of the total amount of cash expended by the Partnership to acquire such Equipment (including and itemizing all commissions, fees, expenses and the name of each payee), and a statement of the amount of Offering Proceeds that remain unexpended or uncommitted.

           (b) The Partnership shall send to each Person who was a Record Holder at any time during the Year then ended such tax information as shall be necessary for inclusion by such Record Holder in his federal income tax return and required state income tax return and other tax information with regard to jurisdictions in which the Partnership is formed or qualified or owns investments. The Partnership shall send this information within 75 days after the end of each calendar Year.

           (c) Within 120 days after the end of each Year, the General Partner shall send to each person who was a Record Holder at any time during the Year then ended an annual report, including: (i) the balance sheet of the Partnership as of the end of such Year and statements of operations, changes in Partners' capital, cash flow, Cash From Operations and Cash From Sales, all of which, except the statements of Cash From Operations and Cash From Sales, shall be prepared in accordance with generally accepted accounting principles consistently applied and accompanied by a report of the Accountants containing an opinion of the Accountants; (ii) a report of the activities of the Partnership during the period covered by the report;
     (iii) a breakdown of distributions to Partners for the period covered, showing separately (A) Cash From Operations, (B) Cash From Operations of previous periods that had been held as Reserves, (C) proceeds from disposition of Equipment and investments, and (D) Reserves attributable to the Gross Proceeds of the Offering; (iv) a detailed statement of any transactions with the General Partner or its Affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the General Partner or its Affiliates for the Year completed, showing the amount paid or accrued to each recipient and the services performed; and
     (v) a breakdown of the goods, material and services provided by, and the amounts actually reimbursed to, the General Partner. Within the scope of the annual audit of the General Partner's financial statements, the Accountants shall issue a special report on the allocation of reimbursed costs to the Partnership in accordance with the Partnership Agreement. The special report shall at a minimum provide:

                (i) a review of the time records of individual employees, the costs of whose services were reimbursed; and

                (ii) a review of the specific nature of the work performed by each such employee.

The special report shall be in accordance with the American Institute of Certified Public Accountants United States Auditing standards relating to special reports. The additional costs of such special report shall be itemized on a Partnership by Partnership basis and may be reimbursed to the General Partner by the Partnership only to the extent that such reimbursement, when added to the cost for administrative services rendered does not exceed the competitive rate for such services as determined above.

                For each piece of Equipment acquired by the Partnership which individually represents at least 10.0% of the Partnership's total investment in Equipment, the General Partner shall include a status report as part of the annual report, which status report shall indicate: (i) condition of Equipment,
(ii) how equipment is being utilized as of the end of year (leased, operated, held for lease, repair, or sale), (iii) remaining term of leases, (iv) projected use of Equipment for next year (renew lease, lease, retire, or sell), and (v) such other information relevant to the value or utilization of the Equipment as the General Partner deems appropriate. The status report shall describe the method used or basis for valuation.

           (d) A copy of each report referred to in this Section 10.4 shall be filed with all securities commissions requiring such filing at the time required by such commissions.

SECTION 10.5    Designation, Duties and Expenses of Tax Matters Partner.
                -------------------------------------------------------

           (a) The General Partner shall be the Tax Matters Partner pursuant to Code ss.6231.

           (b)  The Tax Matters Partner shall have the following duties:

                (i) To the extent and in the manner required by applicable law and regulations, to furnish the name, address, profits interest and taxpayer identification number of each Partner to the Secretary of the Treasury or his delegate (the "Secretary"); and

                (ii) To the extent and in the manner required by applicable law and regulations, to keep each Partner informed of administrative and judicial proceedings for the adjustment at the Partnership level of any item required to be taken into account by a Partner for income tax purposes ("Judicial Review").

           (c) Subject to Section 5.8, the Partnership shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages, incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners. The payment of all such expenses shall be made before any distributions are made from Cash From Operations or Cash From Sales. Neither the General Partner nor any Affiliate, nor any other Person, shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters

     Partner; and the provisions on limitations of liability of the General Partner and indemnification set forth in Section 5.8 shall be fully applicable to the Tax Matters Partner in its capacity as such.

SECTION 10.6    Authority of Tax Matters Partner.
                --------------------------------

                The Tax Matters Partner is hereby authorized, but not required:

           (a) to enter into any settlement with the IRS or the Secretary with respect to any tax audit or Judicial Review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Partners, except that such settlement agreement shall not bind any Partner who (within the time prescribed pursuant to the Code and regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on the behalf of such Partner;

           (b) if a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek further Judicial Review of such final adjustment, including the filing of a petition for determination with the Tax Court, the District Court of the United States for the district in which the Partnership's principal place of business is located or the United States Claims Court;

           (c) to intervene in any action brought by any other Partner for Judicial Review of a final adjustment;

           (d) to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for further Judicial Review with respect to such request;

           (e) to enter into an agreement with the IRS to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

           (f)  to take any  other  action  on  behalf  of the  Partners  or the
     Partnership  in  connection  with  any   administrative   or  judicial  tax
     proceeding to the extent permitted by applicable law or regulations.

                                 ARTICLE ELEVEN

                 MEETINGS AND VOTING RIGHTS OF LIMITED PARTNERS

SECTION 11.1    Meetings.
                --------

           (a) Meetings of the Limited Partners for any purpose may be called by the General Partner at any time and shall be called by the General Partner following receipt of a written request for such a meeting signed by the holders of 10.0% or more of the Units (a "Written Request"). A Written Request shall state the purpose of the proposed meeting and the matters proposed to be acted upon at such meeting. Meetings called by Written Request shall be held at such reasonable time and place specified by the General Partner. All other meetings shall be held at the principal office of the Partnership or at such other place as may be designated by the General Partner. In addition, the General Partner may, and upon written request of Class A Limited Partners holding 10.0% or more of the Units shall, submit any matter upon which the Limited Partners are entitled to act to the Limited Partners for a vote by written Consent without a meeting.

           (b) Notice of any meeting to be held pursuant to Section 11.1(a) shall be given to each Limited Partner at his record address, or at such other address that he may have furnished in writing to the General Partner. Written Notice (either in person or by certified mail) shall be given within 10 days following receipt of a Written Request. Such Notice shall state the place, date and hour of the meeting (which shall be held on a date not less than 15 days nor more than 60 days after distribution of such Notice, at the time and place specified in a Written Request, or if none, at a time and place convenient to the Class A Limited Partners) and shall indicate that the Notice is being issued at or by the direction of the Partner or Partners calling the meeting. The Notice shall state the purpose or purposes of the meeting. If a meeting is adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give Notice of the adjourned meeting. The presence in person or by proxy of a Majority Interest shall constitute a quorum at all meetings of the Limited Partners; provided that if there be no such quorum, holders of a majority of Units so present or represented may adjourn the meeting from time to time without further Notice, until a quorum is obtained. No Notice of the time, place or purpose of any meeting of Limited Partners need be given to any Limited Partner who attends in person or is represented by proxy, except for a Limited Partner attending a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened, or to any Limited Partner entitled to such Notice, who, in writing, executed and filed with the records of the meeting, either before or after the time thereof, waives such Notice.

           (c) For the purpose of determining the Limited Partners entitled to vote at any meeting of the Limited Partners, or any adjournment thereof, or to vote by written Consent without a meeting, the General Partner or the Limited Partners requesting such meeting or vote may fix, in advance, a date as the Record Date of any such determination of Limited Partners. Such date shall not be more than 50 days nor less than 10 days before any such meeting or submission of a matter to the Limited Partners for a vote by written Consent.

           (d) At each meeting of Limited Partners, the Limited Partners present or represented by proxy shall elect such officers and adopt such rules for the conduct of such meeting as they shall deem appropriate.

SECTION 11.2    Voting Rights of Limited Partners.
                ---------------------------------

           (a)  Without  the   concurrence  of  the  General   Partner  and  any
     Affiliates,  Class A  Limited  Partners  may,  by the  vote  of a  Majority
     Interest:

                (i) amend this Agreement, subject to the conditions that such amendment may not (A) in any manner allow the Limited Partners to take part in the management or control of the Partnership's business or otherwise modify their limited liability, (B) without the Consent of the General Partner affected, alter any of the rights, powers and duties of such General Partner as set forth in Article Five, the percentage interest of such General Partner in Profits or Losses or distributions as set forth in this Agreement, or (C) without the Consent of a Class B Majority, adversely affect the percentage interest of the Class B Limited Partner in Profits or Losses or distributions as set forth in this Agreement;

                (ii) approve or disapprove the sale of all or substantially all of the assets of the Partnership;

                (iii)     dissolve the Partnership; or

                (iv) remove any General Partner and elect a replacement therefore, which replacement shall become a General Partner only in accordance with Section 6.2. If the Limited Partners vote to remove a General Partner pursuant to this Section 11.2, they shall provide the removed General Partner with notice thereof, which notice shall set forth the Removal Effective Date, which under this Article Eleven, shall be the date of the vote of a Majority Interest to remove any General Partner. Any General Partner removed pursuant to this Article Eleven shall remain liable for all obligations and liabilities incurred by it as a General Partner arising out of events occurring before the Removal Effective Date, but shall be free of any obligation or liability as a General Partner incurred on account of the activities of the Partnership from and after the Removal Effective Date.

           (b) A Class A Limited Partner shall be entitled to cast one vote for each Unit that he owns: (i) at a meeting, in person, by written proxy or other signed writing directing the manner in which he desires that the vote be cast ("Proxy"), which writing must be received by the General Partner prior to such meeting; or (ii) without a meeting, by a Proxy, which must be received by the General Partner prior to the date upon which the votes of Limited Partners are to be counted. Every Proxy must be signed by the Class A Limited Partner or his attorney-in-fact. A Proxy shall not be valid after the expiration of 12 months from the date thereof, unless otherwise provided in the Proxy, and shall be revocable at any time at the pleasure of the Class A Limited Partner executing it. Only the votes of Limited Partners of record on the Record Date, whether at a meeting or otherwise, shall be counted. The General Partner shall not be entitled to vote in its capacity as General Partner. In matters submitted to Limited Partners regarding the removal of a General Partner or any transaction between the Partnership and a General Partner, units beneficially owned by a General Partner (or its Affiliates) which (i) is proposed to be removed by the vote of a Majority Interest, or (ii) has an interest in the transaction which is the subject of the vote, shall not be voted on any such question and shall not be counted as outstanding in calculating whether the vote of a Majority Interest has been obtained. The laws of the State of Delaware pertaining to the validity and use of corporate proxies shall govern the validity and use of proxies given by the Limited Partners.

           (c) The Class B Limited Partner shall not be permitted a vote on any matter except as provided in Sections 6.2(a), 9.2 and 11.2(a)(i). To the extent the Class B Limited Partner is not permitted a vote on any matter pursuant to this Section 11.2(c), the General Partner may execute any amendment hereto or other required document on its behalf pursuant to the power-of-attorney granted in Section 13.1.

SECTION 11.3    Management of the Partnership.
                -----------------------------

                No Limited Partner in his capacity as such shall take part in the management or control of the business of the Partnership or transact any business in the name of the Partnership. No Limited Partner shall have the power or authority to bind the Partnership or to sign any agreement or document in the name of the Partnership. No Limited Partner shall have any power or authority with respect to the Partnership except insofar as the Consent of the Limited Partners shall be expressly required by this Agreement. The exercise by the Limited Partners of any of their voting or other rights pursuant to and in accordance with this Agreement shall not constitute participating in or management or control over Partnership business.

SECTION 11.4    Other Activities.
                ----------------

                The Limited Partners may engage in or possess interests in other business ventures of any kind and description for their own accounts. Neither the Partnership nor any of the Partners shall have any rights by virtue of this Agreement in or to such business ventures or to the income or profits derived therefrom.


                                 ARTICLE TWELVE

                               NON-FOREIGN STATUS

SECTION 12.1    Certification of Non-Foreign Status.
                -----------------------------------

           (a) Each Limited Partner shall, upon subscribing for a Unit, certify whether he is a "United States Person" within the meaning of Code ss.7701(a)(30) on forms to be provided by the General Partner at the time of subscription. If at any time a Unit is transferred or Assigned, the transferee shall certify as to whether he is a United States Person.

           (b) Each Partner shall notify the General Partner if he is no longer a United States Person within 30 days of such change.

           (c) Prior to a distribution by the Partnership (or other event that may create an obligation on the Partnership to withhold tax under Chapter 3 of the Code), each Partner may be required by the General Partner to certify as to whether he is a United States Person.

           (d) All certifications under this Section 12.1 shall be made on a form to be provided by the General Partner.

SECTION 12.2    Withholding  on  Certain  Amounts  Attributable  to Interests of
                ----------------------------------------------------------------
                Non-Resident Alien Partners.
                ---------------------------

                Any tax required to be withheld under Chapter 3 of the Code shall be charged to that non-resident alien Partner's Capital Account as if the amount of such tax had been distributed to such Partner. For purposes of this
Section 12.2, any person who fails to provide a certification that he is a United States Person when requested to do so by the General Partner shall be treated as a non-resident alien.


                                ARTICLE THIRTEEN

                            MISCELLANEOUS PROVISIONS

SECTION 13.1    Appointment of General Partner As Attorney-In-Fact.
                --------------------------------------------------

           (a) Each Limited Partner, by the execution of this Agreement, irrevocably constitutes and appoints, with full power of substitution, the General Partner, the President and any Vice-President or Director of any corporate General Partner, the general partner of any partnership General Partner and each of them acting singly, his true and lawful attorney-in-fact with full power and authority in his name, place and stead, to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including without limitation the following:

                (i) execution and filing of all certificates and other instruments (including counterparts of this Agreement and the Certificate, and any amendment thereof, that any such Person deems appropriate to form, qualify or continue the Partnership as a limited partnership (or a partnership in which the Limited Partners shall have limited liability comparable to that provided by the Delaware Act on the date hereof) in any jurisdiction in which the Partnership may conduct business or in which such formation, qualification or continuation is, in the opinion of any such Person, necessary to protect the limited liability of the Limited Partners;

                (ii) execution and filing of any other instrument or document that may be required to be filed by the Partnership under the laws of any state or that any such Person deems advisable to file;

                (iii) execution and filing of all amendments to this Agreement and the Certificate adopted in accordance with the terms hereof and all instruments that any such Person deems appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement; and

                (iv) execution and filing of any instrument or document, including amendments to this Agreement and the Certificate, that may be required to effect the continuation of the Partnership, the admission of a Limited Partner or substituted Limited Partner or an additional or successor General Partner, or the dissolution and termination of the Partnership (provided such continuation, admission or dissolution and termination are in accordance with the terms of this Agreement), or to reflect any reductions in the amount of Capital Contributions.

           (b) The appointment by each Limited Partner of each such Person as his attorney-in-fact is irrevocable and shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement shall be relying upon the power of such Person to act as contemplated by this Agreement in any filing and other action by such Person on behalf of the Partnership, and shall survive the Bankruptcy, death, incompetence or dissolution of any Person hereby giving such power and the transfer or assignment of all or any part of the Partnership Interests of such Person; provided that, in the event of the transfer by a Limited Partner of all or any part of his Partnership Interests, the foregoing power of attorney of a transferor Limited Partner shall survive such transfer only until such time, if any, as the transferee shall have been admitted to the Partnership as a substituted Limited Partner and all required documents and instruments shall have been duly executed to effect such substitution.

SECTION 13.2    Signatures; Amendments.
                ----------------------

           (a) Each Limited Partner, General Partner, additional General Partner and successor General Partner shall become a signatory hereto by signing, directly or by an attorney-in-fact, this Agreement and such other instrument or instruments, and in such manner and at such time, as the General Partner shall determine. By so signing, each such Limited Partner, General Partner, or additional or successor General Partner shall be deemed to have adopted, and to have agreed to be bound by, all the provisions of this Agreement, as amended from time to time; provided that no such counterpart shall be binding until it shall have been accepted by the General Partner.

           (b) In addition to any amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by the General Partner, without the Consent of the Limited Partners, to: (i) add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein; (ii) cure any ambiguity, correct or supplement any provision herein that may be inconsistent with any other provision herein or make any other provision with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; (iii) change the name of the Partnership; and (iv) delete or add any provision of this Agreement required to be deleted or added by the staff of the Commission or other federal agency or by a state securities commissioner or other governmental official, which deletion or addition is deemed by such Commission, agency or official to be for the benefit or protection of, or not adverse to, the Limited Partners; provided that no amendment shall be adopted pursuant to this Section 13.2(b) unless the adoption thereof (A) is for the benefit of or not adverse to the interests of the Limited Partners,
     (B) is consistent with Section 11.3, (C) does not affect the distribution of Cash From Operations, Cash From Sales, Liquidation Proceeds or the allocation of Profits and Losses for tax purposes among the Limited Partners, and (D) does not affect the limited liability of the Limited Partners or the status of the Partnership as a partnership for federal income tax purposes.

           (c) If this Agreement shall be amended as a result of adding or substituting a Limited Partner, the amendment to this Agreement need only be signed by one General Partner. If this Agreement or the Certificate shall be amended to reflect the designation of an additional General Partner, such amendment shall be signed by at least one General Partner and by such additional General Partner. If this Agreement or the Certificate shall be amended to reflect the Withdrawal of a General Partner when the business of the Partnership is being continued, such amendment shall be signed by at least one General Partner other than the withdrawing General Partner; provided that, in each such case, such signature shall have been authorized by all General Partners other than the withdrawing General Partner.

           (d) In making any amendments, there shall be prepared and filed by the General Partner for recording such documents and certificates as shall be required to be prepared and filed under the Delaware Act and under the laws of any other jurisdictions under which the Partnership is then formed or qualified.

           (e) Any provision to the contrary herein notwithstanding, the General Partner may, without the consent of a Majority Interest, make any technical changes to the provisions of this Agreement to conform the allocations set forth in Article Four to the requirements of regulations under Code ss.ss. 704(b) and 704(c). Any amendment made by the General Partner in accordance with this Section 13.2(e) shall be made pursuant to appropriate advice of counsel, and shall be deemed to have been made pursuant to the fiduciary obligations of the General Partner to the Partnership and the Limited Partners.

SECTION 13.3    Ownership  By  Limited  Partners  of  General   Partner  or  Its
                ----------------------------------------------------------------
                Affiliates.
                ----------

                Except as to the holding of any Class A Units by the General Partner and its Affiliates for their own accounts, as permitted by Section 3.4, no Limited Partner shall at any time, either directly or indirectly, own any stock or other interest in any General Partner or in any Affiliate of any General Partner if such ownership by itself or in conjunction with the stock or other interest owned by other Limited Partners would, in the Opinion of Counsel, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. Each Limited Partner shall promptly supply any information requested by the General Partner in order to establish compliance by the Limited Partner with the provisions of this Section 13.3.

SECTION 13.4    Notices.
                -------

                All Notices under this Agreement shall be in writing and shall be given to the Partners entitled thereto by personal service or by certified or registered mail, return receipt requested, to the Limited Partners, at their respective addresses on file with the General Partner and, to the General Partner, at the principal place of business of the Partnership as set forth in this Agreement or as changed by Notice given pursuant hereto. The date of personal delivery or the date of mailing thereof, as the case may be, shall be deemed the date of receipt of Notice.

SECTION 13.5    Binding Provisions.
                ------------------

                The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, executors, administrators, personal representatives, successors and permitted assigns of the respective parties hereto.

SECTION 13.6    Applicable Law.
                --------------

                This Agreement shall be governed and construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflict of laws; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 13.6.

SECTION 13.7    Counterparts.
                ------------

                This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not executed the same counterpart, except that no counterpart shall be binding unless executed by the General Partner.

SECTION 13.8    Separability of Provisions.
                --------------------------

                Each provision of this Agreement shall be considered separable and if, for any reason, any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement that are valid.

SECTION 13.9    Captions.
                --------

                Article and Section titles and any table of contents are for convenience of reference only and shall not control or alter the meaning of this Agreement as set forth in the text.

SECTION 13.10   Partnership Property; No Partition.
                ----------------------------------

                No Partner or successor in interest to any Partner may have any property of the Partnership partitioned or, except as provided by applicable law, file a complaint or institute any proceeding at law or in equity to have the property partitioned, and each Partner, for itself, its successors, representatives and permitted assigns, hereby waives any right to proceed under any applicable law or otherwise to partition any Partnership property. Any creditor of a Partner shall have recourse only against such Partner's interest in the Partnership, but such creditor shall not have any recourse against the property of the Partnership.

SECTION 13.11   No Benefit to Third Parties.
                ---------------------------

                The provisions of this Agreement shall not be construed for the benefit of or enforceable by a Person not a party hereto, including without limitation limited to any creditor of any Partner or any of their Affiliates.

                IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                        GENERAL PARTNER:

                                        CAI Equipment Leasing V Corp.



                                        By: /s/John F. Olmstead
                                            ------------------------------------
                                            John F. Olmstead, President


                                        CLASS B LIMITED PARTNER:

                                        Capital Associates International, Inc.


                                        By: /s/John F. Olmstead
                                            ------------------------------------
                                           Title:  Vice President



                                        WITHDRAWING ORIGINAL LIMITED PARTNER:

                                        /s/John F. Olmstead
                                        ----------------------------------------
                                        John F. Olmstead



                                        CLASS A LIMITED PARTNERS:

                                        By: CAI Equipment Leasing V Corp.

                                        By: /s/John F. Olmstead
                                           -----------------------------
                                           John F. Olmstead, President
                                           As Attorney-in-Fact for such Class A
                                           Limited Partners

              AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                     CAPITAL PREFERRED YIELD FUND - IV, L.P.

                                TABLE OF CONTENTS

                                   ARTICLE ONE

DEFINITIONS.................................................................  1

                                   ARTICLE TWO

CONTINUATION, NAME, PLACE OF BUSINESS, PURPOSE AND TERM..................... 16

    SECTION 2.1   Continuation of Partnership............................... 16
    SECTION 2.2   Name, Principal Office and Name and
                  Address of Registered Agent for Service
                  of Process................................................ 16
    SECTION 2.3   Purpose................................................... 16
    SECTION 2.4   Term...................................................... 16

                                  ARTICLE THREE

PARTNERS AND CAPITAL........................................................ 17

    SECTION 3.1   General Partner........................................... 17
    SECTION 3.2   Original Limited Partner.................................. 17
    SECTION 3.3   Class B Limited Partner................................... 17
    SECTION 3.4   Class A Limited Partners.................................. 17
    SECTION 3.5   Partnership Capital....................................... 19
    SECTION 3.6   Capital Accounts.......................................... 19
    SECTION 3.7   Loans By Partners......................................... 20
    SECTION 3.8   Return of Capital......................................... 20
    SECTION 3.9   Liability of Limited Partners............................. 21
    SECTION 3.10  Investment in Equipment................................... 21

                                  ARTICLE FOUR

DISTRIBUTIONS AND ALLOCATIONS............................................... 21

    SECTION 4.1   Distributions............................................. 21
    SECTION 4.2   Allocations of Profits and Losses......................... 24
    SECTION 4.3   Special Allocations....................................... 27
    SECTION 4.4   Tax Allocations........................................... 29
    SECTION 4.5   Curative Allocations; Uniformity of
                  Units..................................................... 30
    SECTION 4.6   Changes in Units or Partnership
                  Interests................................................. 31

                                  ARTICLE FIVE

RIGHTS, OBLIGATIONS AND POWERS OF GENERAL PARTNER........................... 31

    SECTION 5.1   Multiple General Partners................................. 31
    SECTION 5.2   Management of Partnership................................. 33
    SECTION 5.3   Authority of General Partner.............................. 34
    SECTION 5.4   Authority of General Partner and Its
                  Affiliates to Deal With Partnership....................... 38
    SECTION 5.5   Limitations and Restrictions on Exercise
                  of Powers of General Partner.............................. 40
    SECTION 5.6   Duties and Obligations of General
                  Partner................................................... 45
    SECTION 5.7   Other Activities.......................................... 46
    SECTION 5.8   Limitation on Liability of General
                  Partner and Affiliates; Indemnification................... 47
    SECTION 5.9   Tax Status of Partnership................................. 48

                                   ARTICLE SIX

CHANGES IN GENERAL PARTNER.................................................. 49

    SECTION 6.1   Certain Withdrawals of General Partner.................... 49
    SECTION 6.2   Admission of Additional or Successor
                  General Partner........................................... 49
    SECTION 6.3   Consent of Class A Limited Partners to
                  Admission of Additional or Successor
                  General Partner........................................... 50
    SECTION 6.4   Effect of Voluntary Withdrawal of
                  General Partner or Removal of General
                  Partner by Class A Limited Partners....................... 50

                                  ARTICLE SEVEN

ASSIGNMENT OF PARTNERSHIP INTERESTS OF LIMITED PARTNERS..................... 52

    SECTION 7.1   Assignment................................................ 52
    SECTION 7.2   Withdrawal of Limited Partners............................ 52
    SECTION 7.3   Assignment of Partnership Interests....................... 53
    SECTION 7.4   Distributions............................................. 53
    SECTION 7.5   Restrictions on Assignment................................ 53
    SECTION 7.6   Redemption of Partnership Units........................... 54

                                  ARTICLE EIGHT

ADMISSION OF LIMITED PARTNERS AND SUBSTITUTED
    LIMITED PARTNERS........................................................ 55

    SECTION 8.1   Admission of Limited Partners............................. 55
    SECTION 8.2   Admission of Substituted Limited
                  Partners.................................................. 56

                                  ARTICLE NINE

DISSOLUTION AND LIQUIDATION OF PARTNERSHIP.................................. 57

    SECTION 9.1   Events Causing Dissolution................................ 57
    SECTION 9.2   Continuation of Business of Partnership
                  After Dissolution......................................... 58
    SECTION 9.3   Liquidation............................................... 59
    SECTION 9.4   Cancellation of Certificate of Limited
                  Partnership............................................... 60
    SECTION 9.5   Reasonable Time for Winding Up............................ 60
    SECTION 9.6   Return of Capital......................................... 60
    SECTION 9.7   No Capital Account Restoration............................ 61

                                   ARTICLE TEN

BOOKS AND RECORDS, ACCOUNTING, REPORTS, TAX ELECTIONS....................... 61

    SECTION 10.1  Books and Records......................................... 61
    SECTION 10.2  Accounting Method......................................... 62
    SECTION 10.3  Bank Accounts............................................. 62
    SECTION 10.4  Reports................................................... 62
    SECTION 10.5  Designation, Duties and Expenses of Tax
                  Matters Partner........................................... 64
    SECTION 10.6  Authority of Tax Matters Partner.......................... 65

                                 ARTICLE ELEVEN

MEETINGS AND VOTING RIGHTS OF LIMITED PARTNERS.............................. 66

    SECTION 11.1  Meetings.................................................. 66
    SECTION 11.2  Voting Rights of Limited Partners......................... 67
    SECTION 11.3  Management of the Partnership............................. 68
    SECTION 11.4  Other Activities.......................................... 68


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                                 ARTICLE TWELVE

NON-FOREIGN STATUS.......................................................... 68

    SECTION 12.1  Certification of Non-Foreign Status....................... 68
    SECTION 12.2  Withholding on Certain Amounts
                  Attributable to Interests of Non-
                  Resident Alien Partners................................... 69

                                ARTICLE THIRTEEN

MISCELLANEOUS PROVISIONS.................................................... 69

    SECTION 13.1  Appointment of General Partner As
                  Attorney-In-Fact.......................................... 69
    SECTION 13.2  Signatures; Amendments.................................... 70
    SECTION 13.3  Ownership By Limited Partners of General
                  Partner or Its Affiliates................................. 71
    SECTION 13.4  Notices................................................... 72
    SECTION 13.5  Binding Provisions........................................ 72
    SECTION 13.6  Applicable Law............................................ 72
    SECTION 13.7  Counterparts.............................................. 72
    SECTION 13.8  Separability of Provisions................................ 72
    SECTION 13.9  Captions.................................................. 73
    SECTION 13.10 Partnership Property; No Partition........................ 73
    SECTION 13.11 No Benefit to Third Parties............................... 73


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